Exhibit 2.1

Execution Version

EQUITY PURCHASE AGREEMENT

DATED AS OF JANUARY 6, 2014

BETWEEN

SANDRIDGE ENERGY, INC.,

SANDRIDGE HOLDINGS, INC.

AND

FIELDWOOD ENERGY LLC

i

EXHIBITS

Exhibit A	—	Definitions

Exhibit B	—	Form of Assignment of Purchased Equity

Exhibit C	—	Forms of ORRI Conveyances

Exhibit D	—	Form of Transition Services Agreement

SCHEDULES

Schedule 3.3(e)	—	Wire Instructions

Schedule 4.1(c)	—	Seller No Conflicts

Schedule 4.2(b)	—	Acquired Company No Conflicts

Schedule 4.2(c)	—	Absence of Certain Changes

Schedule 4.2(e)	—	Acquired Company Actions

Schedule 4.2(f)	—	Compliance with Laws

Schedule 4.2(i)	—	Material Contracts

Schedule 4.2(j)	—	Compliance with Material Contracts

Schedule 4.2(k)	—	Tax Matters

Schedule 4.2(l)	—	Capitalization

Schedule 4.2(n)	—	Financial Information

Schedule 4.2(o)	—	Preferential Rights and Transfer Requirements

Schedule 4.2(p)	—	Affiliate Transactions

Schedule 4.2(r)	—	Permitted Liens and Encumbrances

Schedule 4.2(t)	—	Suspense Funds

Schedule 4.2(u)	—	Imbalances

Schedule 4.2(v)	—	Production

Schedule 4.2(w)	—	Outstanding Capital Commitments

Schedule 4.2(x)	—	Bonds

Schedule 4.2(y)	—	Insurance Policies

Schedule 4.2(cc)	—	Intellectual Property

Schedule 4.2(dd)	—	Environmental Matters

Schedule 5.1(c)	—	Buyer’s Insurance

Schedule 6.1	—	Conduct of Business Pending Closing

Schedule 6.10(b)	—	Certain Escrow Accounts

Schedule 6.17	—	Seismic Licenses

Schedule 14.1	—	Reserve Report

Schedule 14.2	—	Seller Employees

Schedule 14.3	—	Subject Interests

Schedule 14.4	—	Seller Legacy Assets and Subject Fields Allocated Values

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (this “Agreement”), dated as of January 6, 2014 is between SANDRIDGE ENERGY, INC., a Delaware corporation (“SEI”), SANDRIDGE HOLDINGS, INC., a Delaware corporation (“SHI,” referred to collectively with SEI as “Seller”), and FIELDWOOD ENERGY LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are each referred to in this Agreement as a “Party” and collectively referred to as the “Parties.”

RECITALS

WHEREAS, Seller owns and desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding equity in the Acquired Companies.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1 Certain Defined Terms. Unless the context otherwise requires, the respective terms defined in this Agreement (including Exhibit A) shall have the meanings specified herein (and therein).

Section 1.2 Interpretation.

(a) All references in this Agreement to an “Article,” “Section,” “subsection,” “Exhibit” or “Schedule” shall be to an Article, Section, subsection, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context otherwise expressly requires, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

(b) It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of which Party drafted this Agreement or any particular provision hereof or which Party supplied the form of this Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In construing this Agreement: (i) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (ii) the word “includes” and its derivatives means “includes, but is not limited to” and all corresponding derivative expressions; (iii) a defined term has its defined meaning throughout this Agreement and each Exhibit and Schedule (including amendments and supplements thereto) to this Agreement, regardless of whether it appears before or after the place where it is defined; (iv) each Exhibit and Schedule (including amendments and supplements thereto) to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement (including Exhibit A, which shall be considered part of the main body of this Agreement) and any Exhibit or Schedule (including amendments and supplements thereto), the provisions of the main body of this Agreement shall prevail; (v) the term “cost” includes expense and the term “expense” includes cost; and (vi) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

ARTICLE 2

SALE AND PURCHASE OF PURCHASED EQUITY

At the Closing, upon the terms and subject to (a) the satisfaction or due waiver of the conditions in Article 7 and (b) the other provisions set forth in this Agreement, Seller agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, all of the Purchased Equity.

ARTICLE 3

PURCHASE PRICE AND PAYMENT

Section 3.1 Purchase Price. The purchase price for the sale and conveyance of the Purchased Equity to Buyer is $750,000,000 (the “Purchase Price”), subject to adjustment in accordance with the terms of this Agreement. The “Adjusted Purchase Price” shall be the Purchase Price, as:

(a) (i) decreased by the amount of cash or cash equivalents of the Acquired Companies distributed from and after the Effective Time until the Closing to Seller or any of its Affiliates (other than any of the Acquired Companies) and (ii) increased by the amount of any cash or cash equivalents contributed to the Acquired Companies from and after the Effective Time until the Closing by Seller or any of its Affiliates (other than the any of Acquired Companies);

(b) (i) increased by the amount of the Effective Time Net Working Capital, if positive or (ii) decreased by the amount of the Effective Time Net Working Capital, if negative (it being understood that if the Effective Time Net Working Capital is negative, such amount shall be the absolute value thereof);

(c) (i) increased by any amounts paid (in compliance with the provisions of Sections 6.1(b) and 6.1(c)) by Seller or any of its Affiliates (other than any of the Acquired Companies) on behalf of the Acquired Companies (other than payments to Seller or any of its Affiliates) from and after the Effective Time and prior to Closing and (ii) decreased by any amounts or other assets paid or distributed by any of the Acquired Companies on behalf of the Seller or any of its Affiliates (other than any of the Acquired Companies) from and after the Effective Time and prior to and including the Closing Date; and

(d) increased by an amount equal to $1,000,000, which the Parties agree reflects a portion of the reasonable estimate of the alternative minimum Tax costs and Texas franchise Tax costs that may be incurred by Seller in connection with the Section 336(e) Election.

In calculating the Adjusted Purchase Price pursuant to this Section 3.1, no adjustment may be accounted for in more than one of the paragraphs (a) through (d) above or in any manner which would result in the duplication of an item of adjustment.

Section 3.2 Payment. Contemporaneously with the execution of this Agreement (or as soon as practicable on the first Business Day immediately thereafter), Buyer has deposited (or will, as applicable, deposit) with Seller an amount equal to $75,000,000 (such amount, including any interest earned thereon, the “Deposit”).

Section 3.3 Adjusted Purchase Price and Post-Closing Purchase Price Adjustments.

(a) Not later than five (5) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a settlement statement (the “Preliminary Settlement Statement”) that contains a reasonably detailed and good faith estimate of the Adjusted Purchase Price giving effect to Seller’s good faith estimate of the adjustments provided for in Section 3.1 (or, if then determinable, the final amounts thereof). If Buyer disputes any amounts or adjustments set forth in the Preliminary Settlement Statement, Buyer and Seller shall negotiate in good faith to resolve any such dispute by the Closing Date. If the Parties cannot resolve the dispute, then the amount of the estimated Adjusted Purchase Price set forth in the Preliminary Settlement Statement delivered by Seller in accordance with this Section 3.3(a), less the Deposit and such other adjustments to which the Parties have agreed, shall constitute the dollar amount to be paid by Buyer to Seller at the Closing (the “Closing Payment”).

(b) Not later than the ninetieth (90th) day following the Closing Date, Seller shall prepare and deliver to Buyer a statement (the “Post-Closing Statement”) setting forth the final calculation of the Adjusted Purchase Price taking into account any adjustments pursuant to Section 3.1. Seller shall thereafter provide to Buyer such additional data and information as Buyer may reasonably request to verify the amounts reflected on the Preliminary Settlement Statement and/or the Post-Closing Statement (and reasonable access to Seller’s personnel, including internal accountants, which access shall not unreasonably disrupt Seller’s day-to-day operations) to permit Buyer to perform or cause to be performed an audit. As soon as reasonably practicable, but not later than the sixtieth (60th) day following receipt of Seller’s statement hereunder, Buyer shall deliver to Seller a written report (an “Adjustment Notice”) containing any changes Buyer proposes to be made in such statement. Buyer shall be deemed to have accepted and agreed to all items in the Post-Closing Statement, other than such matters that are proposed to be changed in any Adjustment Notice (it being understood that if Buyer does not deliver an Adjustment Notice within such sixty (60) day period, then Buyer shall be deemed to have accepted and agreed to all items in the Post-Closing Statement). The Parties shall undertake to agree on the final Adjusted Purchase Price no later than thirty (30) Business Days after delivery of any Adjustment Notice in accordance with the foregoing. If an Adjustment Notice is delivered in accordance with the foregoing and the final Adjusted Purchase Price is:

(i) mutually agreed upon in writing by Seller and Buyer during such thirty (30) Business Day period or if Buyer does not deliver an Adjustment Notice within the sixty (60) day period described above, the final Adjusted Purchase Price shall be considered conclusive and binding on the Parties; or

(ii) not mutually agreed upon by Seller and Buyer during such thirty (30) Business Day period described above, then the Parties shall mutually select an internationally recognized, independent accounting firm (the “Accountant”) to resolve any disagreements. Should the Parties fail to agree on an accounting firm within thirty (30) Business Days following the thirty (30) Business Days period set forth in Section 3.3(b) above or should such accounting firm fail or refuse to agree to serve as the Accountant within ten (10) days after written request from the Parties to serve and the Parties fail to agree in writing on a replacement Accountant within five (5) days after the end of that ten (10) day period, or should no replacement Accountant agree to serve within fifteen (15) days after the original written request pursuant to this sentence, the Accountant shall be appointed by the American Arbitration Association. In connection with the engagement of the Accountant, each of Seller and Buyer shall execute such engagement, indemnity and other agreements as the Accountant and the American Arbitration Association shall require as a condition to such engagement. The review and resolution of the Parties’ disputes by the Accountant pursuant to this Section 3.3(b)(ii) shall take place in Houston, Texas. The Accountant shall determine as promptly as practicable, but in any event within thirty (30) days after the selection of the Accountant, based solely on (A) written submissions provided by Buyer and Seller within ten (10) days following the Accountant’s selection to the Accountant (and without independent investigation on the part of the Accountant) and (B) the terms and provisions of this Agreement, whether and to what extent (if any) Seller’s Post-Closing Statement requires adjustment. In resolving any disputed item, the Accountant shall act as an expert and not an arbitrator and shall resolve only the items set forth in the Adjustment Notice that are still in dispute and may not assign a value to any item greater than the higher value for such item claimed by either Party or less than the lower value for such item claimed by either Party. The Accountant may not award damages or penalties. Each Party shall bear its own legal fees and other costs of presenting its case to the Accountant, and one-half of the costs and expenses of the Accountant and the American Arbitration Association incurred in resolving such disputed matters. The determination of the Accountant shall be final, conclusive and binding on the Parties. The date on which the final Adjusted Purchase Price is finally determined in accordance with Section 3.3(b)(i) or this Section 3.3(b)(ii) is referred to as the “Determination Date.”

(c) Any difference in the Closing Payment and the final Adjusted Purchase Price shall be paid by the owing Party to the owed Party within five (5) Business Days of the Determination Date. Any post-Closing payment pursuant to this Section 3.3 shall bear interest from the Closing Date to the date of payment at the Agreed Rate.

(d) Buyer shall reasonably assist Seller in Seller’s preparation of the Post-Closing Statement of the Adjusted Purchase Price under Section 3.3(b), by furnishing relevant information in Buyer’s possession, reasonable access to personnel and such other assistance as may be reasonably requested by Seller to facilitate such process post-Closing, which access to personnel shall not unreasonably disrupt Buyer’s day-to-day operations.

(e) All payments (including the Deposit) made or to be made under this Agreement by one Party to the other Party shall be made by electronic transfer of immediately available funds to the receiving Party’s account set forth in Schedule 3.3(e), or to such other bank and account as may be specified by the receiving Party in writing to the paying Party.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties Relating to Seller. Each Seller represents and warrants jointly and severally to Buyer as follows:

(a) Organization. Seller is a corporation duly organized and validly existing under the Laws of the State of Delaware.

(b) Authority and Enforceability. Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Seller of this Agreement have been duly and validly authorized by all requisite corporate action on the part of Seller. Assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

(c) No Conflict or Violation. Except as set forth in Schedule 4.1(c), neither the execution and delivery of this Agreement nor the consummation of the transactions or the performance of the terms and conditions contemplated hereby by Seller will (i) conflict with, result in a violation or breach of, constitute a default or an event that with or without notice or lapse of time, or both, would constitute a default under, any provisions of the organizational documents of Seller, (ii) assuming the receipt of all Transfer Requirements, violate, conflict with or contravene any Law applicable to Seller or (iii) except for Permitted Liens, result in any Lien on the Purchased Equity.

(d) Consents. Except (i) for Customary Post-Closing Consents and (ii) for filings under the HSR Act and with the BOEM, no consent, approval, authorization or permit of any Governmental

Authority is required by or with respect to Seller in connection with the execution and delivery by Seller of this Agreement or for or in connection with the consummation of the transactions and performance by Seller of the terms and conditions contemplated hereby.

(e) Actions. As of the date hereof, there is no Action pending or, to the Knowledge of Seller, threatened against Seller that is reasonably expected by Seller to have an adverse effect in any material respect on the ability of Seller to perform its obligations under this Agreement or that challenges or could have the effect of preventing, delaying or making illegal or imposing material limits or conditions on the transactions contemplated hereby.

(f) Brokerage Fees and Commissions. Neither Seller nor any Affiliate of Seller has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder’s fee or commission in respect of the transactions contemplated by this Agreement for which Buyer or (following the Closing) any Acquired Company has (or will have) any liability.

(g) Ownership of Purchased Equity. Seller holds of record and owns beneficially all of the Purchased Equity, and, as of the Closing, the Purchased Equity will be free and clear of all Liens other than Permitted Liens. Upon delivery and payment for all of the Purchased Equity as herein provided, Seller will convey good and valid title thereto to Buyer free and clear of all Liens other than Permitted Liens.

(h) Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings for the benefit of creditors pending against, being contemplated by, or, to the Knowledge of Seller, threatened against Seller. Seller is not Insolvent.

Section 4.2 Representations and Warranties Relating to the Acquired Companies. Each Seller represents and warrants jointly and severally to Buyer as follows:

(a) Organization and Qualification of the Acquired Companies; Authority and Enforceability.

(i) Each Acquired Company is a corporation, a limited partnership or a limited liability company, as applicable, and is duly organized and validly existing under the Laws of its respective state of organization and has the requisite power to carry on its respective business as now conducted. Each Acquired Company is duly qualified to do business in each jurisdiction in which the Hydrocarbon Interests owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have an adverse effect (in any material respect) on the operations or business of the Acquired Companies.

(ii) Each Acquired Company has all requisite power and authority to perform its obligations hereunder. The performance by each Acquired Company of its obligations hereunder has been duly and validly authorized by all requisite corporate, limited partnership or limited liability company action (as applicable) on the part of each Acquired Company.

(b) No Conflict or Violation. Except as set forth in Schedule 4.2(b), the consummation of the transactions contemplated hereby will not (i) conflict with, result in a violation or breach of, constitute a default or an event that with or without notice or lapse of time, or both, would constitute a default under, any provisions of the organizational documents of any Acquired Company, (ii) assuming the receipt of all Transfer Requirements, violate, conflict with or contravene any Law applicable to any Acquired Company in any material respect, or (iii) except for Permitted Liens, result in any Lien on the Purchased Equity.

(c) Absence of Certain Changes. From the Effective Date to the date hereof, except as set forth in Schedule 4.2(c) or as expressly contemplated by this Agreement, the Acquired Companies (i) have, in all material respects, conducted their business and operated the Subject Interests in the ordinary course of business consistent with past practice, and (ii) have not been subject to any event, effect, change, fact, development or circumstance that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect on the Acquired Companies, taken as a whole.

(d) Consents. Except (i) for Customary Post-Closing Consents and (ii) for filings under the HSR Act and with the BOEM, no consent, approval, authorization or permit of any Governmental Authority is required by or with respect to the Acquired Companies in connection with the execution and delivery by Seller of this Agreement or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby.

(e) Actions. Except as set forth in Schedule 4.2(e) and except for any matters arising out of any event, action or circumstance occurring on or prior to April 17, 2012 with respect to the Offshore Legacy Assets, as of the date hereof, there is no Action pending or, to the Knowledge of Seller, threatened against any Acquired Company, the Purchased Equity or the Hydrocarbon Interests.

(f) Compliance with Laws. Except as set forth in Schedule 4.2(f) and except for immaterial violations, as of the date hereof, the Acquired Companies and the operation of the Hydrocarbon Interests are in compliance in all respects with all Laws; provided that Seller makes no representation or warranty in this Section 4.2(f), express or implied, with respect to (i) any Environmental Law (which is specifically addressed in Section 4.2(dd)), (ii) any Tax Law or (iii) the Acquired Companies’ title to the Subject Interests.

(g) Brokerage Fees and Commissions. None of the Acquired Companies has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder’s fee or commission in respect of the transactions contemplated by this Agreement for which Buyer or (following the Closing) any Acquired Company has (or will have) any liability.

(h) Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings for the benefit of creditors pending against, being contemplated by, or, to the Knowledge of Seller, threatened against any of the Acquired Companies.

(i) Material Contracts. Except for those entered into in accordance with Sections 6.1 and 6.2, Schedule 4.2(i) sets forth a list of the following contracts or agreements, whether written or oral (each contract or agreement that is listed on Schedule 4.2(i), a “Material Contract”):

(i) that commit an Acquired Company to aggregate expenditures of more than $3,000,000 during the current or any subsequent calendar year, excluding (A) any Lease creating the applicable Acquired Company’s Hydrocarbon Interests and any contracts or agreements creating interests or rights in any of the Hydrocarbon Interests, (B) joint operating agreements applicable to any of the Hydrocarbon Interests and (C) unitization or pooling agreements applicable to any of the Hydrocarbon Interests;

(ii) that can reasonably be expected to result in aggregate revenues to any Acquired Company of more than $10,000,000 during the current or any subsequent calendar year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues), excluding any such contract or agreement creating the applicable Acquired Company’s Hydrocarbon Interests and any contracts or agreements creating any other rights in the Hydrocarbon Interests;

(iii) that commit an Acquired Company to gather, sell, treat, process, store or transport (A) any Hydrocarbon production attributable to the Hydrocarbon Interests or (B) any Hydrocarbon production that is (1) owned or controlled by a third Person, (2) not produced from a well included in any of the Hydrocarbon Interests and (3) delivered by such third Person to any Facilities located on (or otherwise used with respect to) any of the Hydrocarbon Interests, excluding (x) any such contract or agreement that expires within ninety (90) days, or can be terminated by an Acquired Company upon ninety (90) days’ or less notice without penalty, (y) any Lease creating rights in any of the Hydrocarbon Interests and (z) any contract or agreement affecting the Hydrocarbon Interests with less than 400 boepd of Hydrocarbon production;

(iv) that constitute (A) a joint operating agreement, unit operating agreement, unitization or pooling agreement, participation agreement, farm-in or farm-out agreement, exploration agreement, development agreement or similar agreement with respect to any of the Subject Interests or (B) the Superior Turnkey Agreement;

(v) that provide for (A) an area of mutual interest with respect to the Subject Interests, (B) any “tag along” or “drag along” (or other similar) rights that allow a third party, or require any Acquired Company, to participate in any future transactions, in each case, with respect to the Subject Interests or (C) any requirement (provided in any contract or agreement, the primary subject matter of which is confidentiality, non-disclosure and/or non-use) by any Acquired Company to offer (to a third Person) any property that is acquired (after the Closing Date) by such Acquired Company, provided, however, in the case of clause (C) with respect to any Acquired Company that owns Offshore Legacy Assets, only to the extent set forth in any contract or agreement entered into on or after April 17, 2012;

(vi) that constitute a lease for real property (but not, for the avoidance of doubt, a Lease creating any Hydrocarbon Interests) or office space where any Acquired Company is the lessor or lessee thereunder, which lease (A) cannot be terminated by Seller without penalty upon sixty (60) days’ or less notice and (B) involves an annual base rental of more than $1,000,000;

(vii) that in any way purport to restrict the right or freedom of any Acquired Company (with respect to the Subject Interests) to (A) engage in any business activity or (B) engage in any line of business or compete with any Person, provided, however, in each case of clauses (A) and (B), with respect to any Acquired Company that owns Offshore Legacy Assets, only to the extent set forth in any contract or agreement entered into on or after April 17, 2012; and

(viii) that relate to Indebtedness of any Acquired Company (other than any Indebtedness that is owed by one Acquired Company to one or more of the other Acquired Companies and other Indebtedness that will be discharged on or prior to the Closing).

(j) Compliance with Contracts. Except as set forth in Schedule 4.2(j), no Acquired Company and, to the Knowledge of Seller, no other Person that is a party to any Material Contract, is in material breach of or material default under such Material Contract, and there does not exist under any provision thereof any event, including the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, that, with or without notice or the lapse of time, or both, could constitute such a breach or default by any Acquired Company, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained.

(k) Tax Matters. Except as set forth in Schedule 4.2(k):

(i) All material Tax Returns required to be filed by or with respect to the Acquired Companies have been duly and timely filed in the manner prescribed by Law and all such Tax Returns are true, correct and complete in all material respects. All material Taxes owed by the Acquired Companies that are or have become due have been paid in full. Each Acquired Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements.

(ii) No unresolved assessments, reassessments, audits, claims, actions, suits, proceedings or investigations exist or have been initiated, or threatened in writing, with regard to any Taxes or Tax Returns of any Acquired Company. No claim is pending and no claim has been made that has not been resolved by an authority in a jurisdiction where an Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to Tax in that jurisdiction.

(iii) There is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any Acquired Company. No Acquired Company has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed.

(iv) There are no Liens for Taxes on the assets of the Acquired Companies, other than for Taxes (i) not yet due and payable or (ii) that are being contested in good faith and set forth on Schedule 4.2(k).

(v) No Acquired Company is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (other than an agreement or arrangement that is not principally Tax motivated, such as a purchase and sale contract that includes a tax indemnity), including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority.

(vi) Each of SandRidge Onshore, SandRidge Offshore, SandRidge Energy Offshore, DBH, LLC, Bandon Oil and Gas GP, LLC, Bandon Oil and Gas, LP, Dynamic Offshore Resources NS, LLC and SPN Resources, LLC is properly classified as a disregarded entity of SHI for federal income Tax purposes and any applicable state or local income Tax purposes. Each of Galveston Bay Pipeline Company, Galveston Bay Processing Corporation, Dynamic Offshore Resources NS Acquisition, Inc. and Dynamic Offshore Resources NS Parent, Inc. is properly classified as a corporation for federal income Tax purposes and any applicable state or local income Tax purposes.

(vii) None of the Hydrocarbon Interests are subject to any tax partnership agreement or any other agreement or arrangement treated as a partnership (as defined in Section 761 of the Code) for federal income Tax purposes, except for any such partnership that currently has in effect an election under Section 754 of the Code and which is set forth on Schedule 4.2(k).

(l) Capitalization. The issued and outstanding equity of the Acquired Companies is as set out on Schedule 4.2(l). All of the outstanding equity of the Acquired Companies has been duly authorized, validly issued and are fully paid and non-assessable, and was not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. No options, warrants, subscriptions, calls, exchange rights or other rights to purchase equity of any Acquired Company, and no equity or obligations, in each case, that are convertible into or exchangeable for equity of any Acquired Company, have been authorized or agreed to be issued or are outstanding. No Acquired Company has outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Purchased Equity. As of the date hereof, none of the Acquired Companies owns any equity interest in any Person (other than any other Acquired Companies). All outstanding equity interests of the Acquired Companies are owned by Seller or one or more of the Acquired Companies and, upon the consummation of the transactions contemplated herein, will be owned by Buyer or an Acquired Company.

(m) Employment and Employee Benefit Matters. No Acquired Company is a party to, nor is any Seller Employee covered by, a collective bargaining agreement with any labor union. There are no Company Benefit Plans, and no Acquired Company has, or could reasonably be expected to have, any obligation or Covered Liability under any of Seller’s or its Affiliates’ Employee Benefit Plans now or any time in the future. No Acquired Company has any employees or independent contractors that could be classified as employees, or has any Covered Liability as an employer with regard to the employment of any employee or such independent contractor.

(n) Financial Information. Schedule 4.2(n) sets forth the following financial information with respect to the Acquired Companies (collectively, the “Financial Information”): (i) an unaudited statement of the Assets and the Liabilities of the Acquired Companies, in each case, as of September 30, 2013 and as of December 31, 2012, and (ii) an unaudited statement of revenues and direct operating expenses of the Acquired Companies for the twelve (12) months ended on September 30, 2013 and December 31, 2012. The Financial Information fairly represents the financial condition of the Acquired Companies in all material respects for the time periods set forth in the Financial Statements.

(o) Preferential Rights and Transfer Requirements. Except as disclosed in Schedule 4.2(o), there are no Preferential Rights or Transfer Requirements, in each case, with respect to the Subject Interests or any Facility located on, or otherwise used with respect to, any of the Subject Interests, that are triggered by or otherwise applicable to the sale by Seller, and the acquisition by Buyer, of the Purchased Equity.

(p) Affiliate Transactions. Except as set forth in Schedule 4.2(p), there are no contracts, agreements or commitments relating to transactions between any Acquired Company, on the one hand, and Seller (or any of its Affiliates, other than the Acquired Companies), on the other hand (an “Affiliate Transaction”).

(q) Indebtedness. As of the Closing, there will be no Indebtedness with respect to the Acquired Companies owing to any Person other than Indebtedness owing by one Acquired Company to one or more of the other Acquired Companies.

(r) Title; Equipment.

(i) As of the date hereof, with respect to the Subject Interests (other than any Subject Interests that constitute Offshore Legacy Assets), the Acquired Companies collectively have title thereto that (A) is free from reasonable doubt to the end that a prudent Person engaged in the business of purchasing and owning, developing and operating producing oil and gas properties in the geographical areas in which the Hydrocarbon Interests are located, with knowledge of all of the facts and their legal bearing, would be willing to accept the same acting reasonably and (B) is free and clear of all Encumbrances, subject to (in each of the cases of clauses (A) and (B), (1) Encumbrances and Liens associated with obligations taken into account in the preparation of the Reserve Report, (2) Encumbrances and Liens for Taxes not yet due and payable or that are being contested in good faith, (3) such immaterial imperfections of title, easements, liens, Encumbrances, government and tribal approvals, Customary Post-Closing Consents, and (4) Encumbrances and Liens identified on Schedule 4.2(r).

(ii) Subject to Permitted Encumbrances, with respect to the Offshore Legacy Assets, Seller warrants and defends all and singular title to the Offshore Legacy Assets unto Buyer against every Person whosoever lawfully claiming or to claim the same by, through or under any Acquired Company

(but excluding any transactions, conveyance, grant of any Lien or Encumbrance or the taking of any other action, in each case, prior to or on April 17, 2012) but not otherwise. Additionally, subject to Permitted Encumbrances, with respect to the Subject Interests that do not constitute Offshore Legacy Assets, Seller warrants and defends all and singular title to such Subject Interest unto Buyer against every Person whosoever lawfully claiming or to claim the same by, through or under any Acquired Company but not otherwise.

(iii) As of the date hereof, with respect to the Subject Wells, Subject Units and Subject Leases, the Acquired Companies collectively have title thereto that, with respect to each Subject Well, Subject Unit or Subject Lease, as applicable, subject to (and excluding any effect of) Permitted Encumbrances:

(A) (1) with respect to each Subject Well, entitles the Acquired Companies (individually or in the aggregate) to receive not less than the percentage set forth in Schedule 14.4 for such Subject Well, as the Net Revenue Interest of all Hydrocarbons produced, saved and marketed from such Subject Well and (2) with respect to each Subject Unit or Subject Lease, entitles the Acquired Companies (individually or in the aggregate) to receive a percentage of all Hydrocarbons produced, saved and marketed from such Subject Unit or Subject Lease (as applicable) that is not less than the highest Net Revenue Interest set forth in Schedule 14.4 for any of the Subject Wells included in such Subject Unit or located on such Subject Lease, respectively;

(B) (1) with respect to each Subject Well, obligates the Acquired Companies (individually or in the aggregate) to bear a percentage of the costs and expenses relating to the maintenance, development and operation of such Subject Well that is not greater than the Working Interest set forth in Schedule 14.4 for such Subject Well and (2) with respect to each Subject Unit or Subject Lease, obligates the Acquired Companies (individually or in the aggregate) to bear a percentage of the costs and expenses relating to the maintenance, development and operation of such Subject Unit or Subject Lease (as applicable) that is not greater than the lowest percentage set forth in Schedule 14.4 for any Subject Well included in such Subject Unit or located on such Subject Lease, respectively, except, in each of the cases of clauses (1) and (2), for increases that are accompanied by an increase in the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in the applicable Subject Well that causes the Acquired Companies’ aggregate Net Revenue Interest in such Subject Well to be greater than the Net Revenue Interest set forth in Schedule 14.4 for such Subject Well in the same (or greater) proportion as any such increase in such Working Interest; and

(C) is free and clear of all Liens and Encumbrances.

(iv) Schedule 14.4 lists all of the wells (other than any wells included in the Offshore Legacy Assets or the Subject Interests) that are associated with a positive “PV-10” value in the Reserve Report.

(v) As of the date hereof, with respect to the Subject Facilities, the Acquired Companies collectively have title thereto that, subject to (and excluding the effect of) Permitted Encumbrances, entitles the Acquired Companies (in the aggregate) to an interest therein equal to (A) in the case of the Facility located on East Breaks 160, 66.6667%, (B) in the case of the Facility located on High Island A474, 12% and (C) in the case of the Facilities located on South Timbalier, 5.79545% with respect to Facility 185A and 7.69734%, with respect to Facility 185B.

(vi) As of the Effective Time, all material items of operating equipment owned or leased by the Acquired Companies with respect to the Subject Interests are, in the aggregate, in a state of repair and sufficient so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated.

(s) Reserved.

(t) Suspense Funds. Except as set forth on Schedule 4.2(t), as of the Effective Time, (i) no proceeds from production attributable to the Subject Interests that have been operated by any Acquired Companies are being held in suspense, and (ii) to the Knowledge of Seller, no proceeds from production attributable to the Subject Interests that have been operated by third-party operators are being held in suspense.

(u) Imbalances. Schedule 4.2(u) sets forth (i) all material Imbalances associated with the Hydrocarbon Interests that have been operated by any Acquired Companies, and (ii) to the Knowledge of Seller, all material Imbalances associated with the Hydrocarbon Interests that have been operated by third-party operators, in each case, as of the Effective Time.

(v) Production. Except as set forth on Schedule 4.2(v) and except as may be set forth in any contract or agreement affecting the Hydrocarbon Interests with less than 400 boepd of Hydrocarbon production, no Acquired Company (i) is obligated by virtue of a take-or-pay payment, advance payment, production payment or other similar payment (other than royalties or overriding royalties established by the terms of the leases and other than gas balancing arrangements), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to any Acquired Company’s interest in the Hydrocarbon Interests at some future time without receiving payment therefor at or after the time of delivery or (ii) is subject to any call upon, option to purchase or other similar right with respect to the Hydrocarbons produced from the Hydrocarbon Interests.

(w) Outstanding Capital Commitments. Schedule 4.2(w) sets forth, as of the date hereof, all approved authorizations for expenditures with respect to the Hydrocarbon Interests, wells, and/or Facilities (the “AFEs”) that would require any Acquired Company to make or incur any capital expenditures in excess of $500,000, net to such Acquired Company’s interest.

(x) Bonds. The letters of credit and bonds and other forms of financial assurance set forth on Schedule 4.2(x) are all of the bonds and letters of credit and other forms of financial assurance posted or provided by the Acquired Companies, Seller or any other Affiliate of any Acquired Company with or to any Governmental Authority or third Person with respect to the Subject Interests.

(y) Insurance. Schedule 4.2(y) lists and briefly describes all insurance coverages provided with respect to the Hydrocarbon Interests (the “Insurance Policies”).

(z) Natural Gas Act and Natural Gas Policy Act. None of the pipelines have been or are certificated by the FERC under Section 7(c) of the NGA or, to the Knowledge of Seller, are now subject to FERC jurisdiction under Section 7(c) of the NGA. To the Knowledge of Seller, none of the pipelines have been or are providing service pursuant to Section 311 of the NGPA.

(aa) Reserve Report. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and excluding title information, the factual, non-interpretative data on which the Reserve Report was based was accurate as of the date of the Reserve Report. The estimates of proved oil and gas reserves used by Seller and the Acquired Companies in connection with the preparation of the Reserve Report are in accordance with the definitions and standards contained in Rule 4-10(a) of Regulation S-X as promulgated by the Securities and Exchange Commission.

(bb) Reserved.

(cc) Intellectual Property. Except as set forth in Schedule 4.2(cc):

(i) None of the Acquired Companies is in material breach of any agreement to which it is a party that is material to the conduct of the businesses of the Acquired Companies as currently conducted concerning any license or use of intellectual property rights protected under Law regarding patents, trademarks or copyrights.

(ii) Other than (A) as of the date hereof, any Seismic Licenses to which any Acquired Company is a party or otherwise bound and (B) as of the Closing Date, for any Seismic Licenses that constitute Retained Licenses, the consummation of the transactions contemplated hereby will not result in the termination of or a requirement by any of the Acquired Companies to pay any additional license or similar fees with respect to any licenses, agreements, or contracts concerning any materials, processes, equipment or other intellectual property rights protected under Law regarding patents, trademarks or copyrights.

(dd) Environmental Matters. Except as set forth in Schedule 4.2(dd), and except for matters with respect to the Offshore Legacy Assets that occurred prior to April 17, 2012:

(i) The Acquired Companies and their properties and operations are, and, during the five (5) years preceding the date of this Agreement, have been, in material compliance with Environmental Laws.

(ii) The Acquired Companies possess, and are in compliance with, all material permits, licenses, registrations or other authorizations required under Environmental Laws for their operations as presently conducted and there is no pending, or to the Knowledge of Seller, threatened Action to revoke, rescind, cancel or terminate any such authorizations.

(iii) The Acquired Companies and their properties and operations are not subject to any pending or, to the Knowledge of Seller, threatened Action pursuant to Environmental Laws, nor have they received any notice of violation, noncompliance, or enforcement or any notice of investigation or remediation from any Governmental Authority pursuant to Environmental Laws, nor to the Knowledge of Seller, is any such notice threatened.

(iv) There has been no Release of a Hazardous Substance on or from the Hydrocarbon Interests or from or in connection with the operations of the Acquired Companies in a manner that has given rise to, or could reasonably be expected to give rise to, any material remedial or corrective action obligations pursuant to Environmental Laws.

Section 4.3 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a) Organization and Qualification. Buyer is a limited liability company duly formed and validly existing under the Laws of the State of Delaware and has the requisite power and authority to carry on its business as now conducted. Buyer is duly qualified to do business in each jurisdiction in which the ownership or operation of its assets makes such qualification necessary.

(b) Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite limited liability company action on the part of Buyer.

(c) Enforceability. Assuming the due authorization, execution and delivery by Seller, this Agreement constitutes the valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

(d) No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyer will (i) conflict with, result in a violation or breach of, constitute a default or an event that with or without notice or laps of time, or both, would constitute a default under, any provisions of the organizational documents of Buyer, (ii) conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, create any Liens under, or create in any Person the right to accelerate, terminate, modify or cancel any, agreement, indenture or other instrument to which Buyer is a party or by which Buyer or any of its assets is bound or (iii) violate or conflict with any Law applicable to Buyer, other than, in the case of the matters described in clauses (ii) and (iii) of this Section 4.3(d), such conflicts, breaches, violations or defaults as will not have an adverse effect in any material respect on the ability of Buyer to perform its obligations under this Agreement.

(e) Consents. Except for consents or approvals of or filings with the BOEM and under the HSR Act, no consent, approval, authorization or permit of any Person is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby.

(f) Actions. As of the date hereof, there is no Action pending or, to the Knowledge of Buyer, threatened in writing against Buyer that are reasonably expected by Buyer to have an adverse effect in any material respect on the ability of Buyer to perform its obligations under this Agreement or that challenges or could have the effect of preventing, materially delaying or making illegal or imposing material limits or conditions on the transactions contemplated hereby.

(g) Brokerage Fees and Commissions. Neither Buyer nor any Affiliate of Buyer has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder’s fee or commission in respect of the transactions contemplated by this Agreement for which Seller has (or will have) any liability.

(h) Funds. Buyer has, and Buyer shall have as of the Closing Date, sufficient financing or cash in immediately available funds with which to pay the Purchase Price and to consummate the transactions contemplated by this Agreement.

(i) Independent Evaluation and Accredited Investor. Buyer is an experienced and knowledgeable investor in the oil and gas business, Buyer is able to bear the economic risks of its acquisition and ownership of the Purchased Equity and ownership of the Hydrocarbon Interests and other assets of the Acquired Companies, and Buyer is capable of evaluating (and has evaluated) the merits and risks of the Purchased Equity and the Hydrocarbon Interests and other assets of the Acquired Companies and Buyer’s acquisition and ownership thereof. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer (i) has relied or shall rely solely on its own independent investigation and evaluation of the Subject Interests and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Seller, and (ii) has satisfied itself through its own due diligence and the express provisions of this Agreement as to the environmental and physical condition of and contractual arrangements and other matters affecting the Hydrocarbon Interests and other assets of the Acquired Companies. Buyer has sufficient knowledge and experience in financial and business matters so as to be able to evaluate the merits and risk of an investment in the Purchased Equity and is able financially to bear the risks thereof, and understands that the Purchased Equity will, upon purchase, be characterized as “restricted securities” under state and federal securities Laws and that under such Laws and applicable regulations the Purchased Equity may be resold without registration under such Laws only in certain limited circumstances. Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act, and will acquire the Purchased Equity for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder, any state blue sky Laws or any other securities Laws.

(j) Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or to the Knowledge of Buyer, threatened against Buyer or any Affiliate of Buyer. Buyer is not Insolvent.

(k) Regulatory. Assuming the receipt of all Transfer Requirements, obtaining the Customary Post-Closing Consents, and the expiration or early termination of any filing under the HSR Act, (i) Buyer is and hereafter shall continue to be qualified under Law to own and assume operatorship of the Hydrocarbon Interests in all jurisdictions where the Hydrocarbon Interests are located, and (ii) the consummation of the transactions contemplated by this Agreement will not cause Buyer to be disqualified as such an owner or operator. To the Knowledge of Buyer, there is no fact or condition with respect to Buyer that may cause BOEM to withhold its unconditional approval to the transactions contemplated hereby to the extent BOEM approval is required by Law.

ARTICLE 5

ACCESS TO INFORMATION; CONFIDENTIALITY

Section 5.1 General Access.

(a) Following the execution of this Agreement and until the Closing Date (or earlier termination of this Agreement), but subject to Law on confidentiality and data protection and the other provisions of this Section 5.1, Seller shall:

(i) permit Buyer and its Representatives to have reasonable access, at reasonable times in the Acquired Companies’ and Seller’s offices, and in a manner so as not to interfere unduly with the business operations of the Acquired Companies or Seller, to the Acquired Companies’ books and records, including organizational documents, minute books, corporate, tax, legal, financial and other books and records of each Acquired Company, all documents pertaining to compliance of the Acquired Companies and the Hydrocarbon Interests with Environmental Laws and with respect to any environmental liabilities, and all contracts, abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, and documents insofar as the same are in any Acquired Company’s or Seller’s possession and insofar as any Acquired Company or Seller may do so without, in its good faith opinion, breaching or risking a breach of agreements with other Persons or waiving or risking waiving legal privilege of any Acquired Company or Seller (other than any legal privilege with respect to any title opinions or similar title files or environmental files of any Acquired Company); provided, however, that Seller shall, and shall cause the Acquired Companies to, at Buyer’s request and at no cost or expense to the Acquired Companies or Seller, request waivers of such confidentiality restrictions; and

(ii) subject to any required consent of any third Person, permit Buyer and its Representatives at reasonable times and at Buyer’s sole risk, cost and expense, to conduct, in the presence of the Acquired Companies’ or Seller’s Representatives, reasonable inspections of the Hydrocarbon Interests; provided that Buyer shall provide forty-eight (48) hours’ notice prior to accessing any of the Hydrocarbon Interests and shall have no right to drill any wells, take any samples, make any borings or conduct any other invasive testing in connection with Buyer’s inspection absent express written authorization from Seller, to be provided or withheld in Seller’s sole and absolute discretion; provided, however, that Buyer shall comply with all applicable policies, rules and regulations of the Acquired Companies, including safety policies, with respect to such access, and repair any damage resulting from such inspections, and Buyer does hereby indemnify and hold harmless, release and agree to defend Seller Indemnified Persons from and against any and all Covered Liabilities arising or resulting, in whole or in part, from Buyer’s inspections, REGARDLESS OF ANY CONCURRENT NEGLIGENCE OR STRICT LIABILITY ON THE PART OF SELLER INDEMNIFIED PERSONS AND REGARDLESS OF THE FORM OF CLAIM WHETHER AT COMMON LAW, STRICT LIABILITY, NEGLIGENCE OR UNDER ANY STATUTE OR REGULATION (BUT EXPRESSLY EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, FOR WHICH SELLER DOES HEREBY INDEMNIFY AND HOLD HARMLESS, RELEASE AND AGREE TO DEFEND BUYER INDEMNIFIED PERSONS FROM SUCH COVERED LIABILITIES TO THE EXTENT OF SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

(b) Upon completion of Buyer’s due diligence, Buyer shall at its sole cost and expense and without any cost or expense to Seller or its Affiliates (i) repair all damage done to the Hydrocarbon Interests and other assets of the Acquired Companies caused by Buyer or its Representatives in connection with Buyer’s due diligence, (ii) disregarding normal wear and tear and normal production, restore the Hydrocarbon Interests and other assets of the Acquired Companies to the approximate same condition as, or better condition than, they were prior to commencement of Buyer’s due diligence, and (iii) remove all equipment, tools and other property brought onto the Hydrocarbon Interests and other assets of the Acquired Companies by Buyer or its Representatives in connection with Buyer’s due diligence.

(c) During all periods that Buyer and/or any of Buyer’s Representatives are on the Hydrocarbon Interests (or any other assets of the Acquired Companies), Buyer shall maintain, at its sole expense, policies of insurance of the types and in the amounts set forth on Schedule 5.1(c). Coverage under all insurance required to be carried by Buyer hereunder will (i) be primary insurance, (ii) list Seller Indemnified Persons as additional insureds, and (iii) waive subrogation against Seller Indemnified Persons. Upon request by Seller, Buyer shall provide evidence of such insurance to Seller prior to entering the Hydrocarbon Interests or any other assets of the Acquired Companies.

(d) Nothing in this Agreement shall be construed to permit Buyer or its Representatives to have access to any files, records, contracts or documents of any Acquired Company or Seller relating to negotiating the purchase and sale of the Purchased Equity, including any bids or offers received by Seller or the Acquired Companies for the sale of the Purchased Equity, the Hydrocarbon Interests or any other assets of the Acquired Companies in competition with Buyer’s bid or offer, it being agreed that all such competing bids or offers shall be the sole property of Seller.

Section 5.2 Confidential Information. Buyer agrees to maintain all information made available to it pursuant to this Agreement confidential and to cause its Affiliates and Representatives to maintain all information made available to them pursuant to this Agreement confidential, all as provided in that certain confidentiality agreement dated November 5, 2013, as may be amended from time to time (the “Confidentiality Agreement”), by and between Seller and Buyer, which shall continue in full force and effect and the terms of which are incorporated herein by reference and made a part of this Agreement. Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, on the Closing Date, the Confidentiality Agreement shall be terminated and of no further force or effect and Buyer shall have no further obligation with respect to confidentiality pursuant to this Section 5.2 (except as to information related to Seller or its Affiliates (other than the Acquired Companies) or to assets other than the Hydrocarbon Interests). Additionally, for the two (2) year period immediately following the Closing Date, Seller and its Affiliates shall maintain as confidential and shall not disclose any confidential information with respect to the Acquired Companies, the Hydrocarbons held by the Acquired Companies, or the Purchased Equity that was made available to Buyer pursuant to this Agreement or the Confidentiality Agreement except for any such information that (a) becomes generally available to the public other than by disclosure by Seller or its Affiliates in violation of the foregoing covenant, (b) is required by Law or the regulations of the New York Stock Exchange to be disclosed by Seller (or any of its Affiliates), or (c) is approved for disclosure by consent of Buyer.

ARTICLE 6

COVENANTS OF SELLER AND BUYER

Section 6.1 Conduct of Business Pending Closing. Subject to Section 6.2 and the constraints of applicable Material Contracts, from the date hereof through the Closing, except (w) as disclosed in Schedule 6.1, (x) as contemplated by the AFEs, (y) in connection with the actions contemplated by Sections 6.15 or (z) as otherwise consented to or approved by Buyer, Seller covenants and agrees that:

(a) Corporate Actions. Seller shall cause each of the Acquired Companies not to:

(i) amend its organizational documents;

(ii) liquidate, dissolve, recapitalize or otherwise wind up its business;

(iii) merge or consolidate with, or purchase substantially all of the assets or business of, or equity interests in, or make an investment in any Person (other than extensions of credit to customers in the ordinary course of business);

(iv) issue or sell any equity interests, notes, bonds or other securities of any Acquired Company, or any option, warrant or right to acquire same; or

(v) declare or pay any non-cash dividend or make any other non-cash distribution on the Purchased Equity.

(b) Operation of Hydrocarbon Interests. Seller shall cause the Acquired Companies to:

(i) cause the Hydrocarbon Interests and the businesses of the Acquired Companies to be maintained and operated in the ordinary course of business in accordance with each Acquired Company’s past practices and Law, and maintain the Insurance Policies (or upon renewal thereof, in similar amounts and types to the extent then available on commercially reasonable terms and prices);

(ii) not propose or commit to participate in the drilling of any new well or other new operations on the Hydrocarbon Interests that, in each case, is reasonably expected to cost the Acquired Companies in excess of $500,000, without the prior written consent of Buyer, which consent or non-consent must be given by Buyer within the lesser of (A) ten (10) days of Buyer’s receipt of the notice from Seller or (B) one (1) day less than the applicable notice period within which any Acquired Company is contractually obligated to respond to third parties to avoid a deemed election by such Acquired

Company regarding such operation, as specified in Seller’s notice to Buyer requesting such consent; provided that failure by Buyer to respond within the aforesaid applicable period shall constitute Buyer’s consent to such Acquired Company’s participation in such well or other operation;

(iii) maintain and keep the Hydrocarbon Interests in full force and effect, except where such failure is due to the expiration of any Hydrocarbon Interests caused by (A) the express non-consent of Buyer under Section 6.1(b)(ii) or (B) the lack of production;

(iv) provide weekly production, drilling/completion, recompletion, workover and plugging and abandonment reports, each as normally prepared by the Acquired Companies prior to the Effective Time; and

(v) use commercially reasonable efforts to cause the H&P 206 rig to remain on location unless otherwise agreed to by Buyer.

(c) Changes in Business. Seller shall cause each of the Acquired Companies not to:

(i) terminate or amend, in any material respect, any Material Contract or enter into any agreement, contract or arrangement that would have been required (had it been in existence as of the date hereof) to be set forth on Schedule 4.2(i) for that representation and warranty in Section 4.2(i) to have been true and correct as of the date hereof;

(ii) sell, lease or otherwise dispose of any of the Hydrocarbon Interests, except (A) Hydrocarbons sold or otherwise disposed of in the ordinary course of business, (B) incident to the exploration, operation or development of the Hydrocarbon Interests in accordance with this Section 6.1 or Section 6.2, (C) personal property or equipment that is replaced with personal property or equipment of comparable or better value and utility in connection with the maintenance, repair and operation of the Hydrocarbon Interests, (D) any single item of personal property or equipment having a value of less than $250,000 and (E) sales to the holder of Preferential Rights pursuant to Section 6.16 who validly exercise the same;

(iii) voluntarily relinquish any Acquired Company’s position as operator with respect to any of the Hydrocarbon Interests;

(iv) enter into any employment arrangement with any one or multiple Persons or incur any obligation with respect to employment compensation (other than reimbursement obligations to Seller and/or any of its Affiliates (other than the Acquired Companies) with respect to the employment compensation and/or employee benefits costs, of the employees who provide services to the Acquired Company, incurred in the ordinary course of the business of such companies consistent with past practices, which reimbursement obligations will be discharged at or prior to Closing and which shall not include any amounts for termination, severance or retention costs) or to fund any Employee Benefit Plan;

(v) incur any Indebtedness for borrowed money (other than intercompany Indebtedness that will be settled prior to Closing pursuant to Section 6.15) or create or assume any material Lien with respect to any Indebtedness for borrowed money on any material asset of an Acquired Company;

(vi) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances except for the benefit of the Acquired Companies other than, in each case, as may be done in the ordinary course of business;

(vii) change any Tax election or method of accounting for any material item except as required by Law, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment; provided, however, that this clause (vii) shall not apply to any such change or consent that solely affects a Tax or Tax Return of a Seller Consolidated Group; or

(viii) agree to do any of the items enumerated in Sections 6.1(a) through 6.1(c).

With respect to any matter or action covered by Section 6.1(b), 6.1(c)(i) or 6.1(c)(ii) (or Section 6.1(c)(viii) with respect to any of the foregoing), Buyer’s approval shall not be unreasonably withheld, conditioned or delayed.

Section 6.2 Qualifications on Conduct; Operations After Closing.

(a) Emergencies; Legal Requirements. During the period from the date hereof through the Closing, the Acquired Companies and/or Seller may take (or not take, as the case may be) any of the actions mentioned in Section 6.1 if reasonably necessary to avert or reduce imminent danger to the life or health of any Person or Persons, to prevent or mitigate any imminent material violation of Laws or to prevent or mitigate any imminent loss of or damage to any material properties of any Acquired Company and for which action or actions, time is of the essence. Seller shall notify Buyer promptly after taking any such action.

(b) Non-Operated Hydrocarbon Interests. If any Acquired Company is not the operator of a particular portion of the Hydrocarbon Interests, the obligations of Seller in Section 6.1 with respect to such portion of the Hydrocarbon Interests, which have reference to operations or activities that pursuant to existing contracts are carried out or performed by the operator, shall be construed to require only that such Acquired Company exercises its contractual rights in accordance with the foregoing and that Seller use its commercially reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause such Acquired Company to cause the operator of such portion of the Hydrocarbon Interests to take or not take such actions or render such performance or not render such performance as required by Section 6.1 within the constraints of the applicable operating agreements and other applicable agreements.

Section 6.3 Employee Matters.

(a) Buyer may, in its discretion, on or before the Closing Date, offer employment, conditioned upon the occurrence of the Closing and effective as of the Closing Date, to any of the Seller Employees who are employed as of the Closing Date by Seller or its Affiliates. Each offer of employment pursuant to the preceding sentence shall comply with the requirements of Law. Seller shall provide to Buyer, reasonably promptly after request by Buyer therefor, a reasonably detailed list of the Seller Employees identified by Buyer, which list will include title or position, job description, base salary or wage rate, bonus and other compensation (if any, paid by Seller or one of its Affiliates for the calendar year immediately preceding the calendar year that includes the Closing Date), years of service and any other information reasonably requested by Buyer. Seller shall take all actions reasonably requested by Buyer to terminate or resolve any liability or obligation of the Acquired Companies under any of Seller’s or its Affiliates’ Employee Benefit Plans, if applicable.

(b) On or before Closing, Seller shall, as necessary, cause all notices required under the WARN Act or any similar state law to be delivered to employees of Seller in full compliance with the WARN Act or any similar state law.

(c) If the Closing does not occur and this Agreement is terminated by either Party pursuant to Section 12.1(a), then Buyer hereby agrees that for a period of two (2) years from the date of such termination, it shall not (and shall cause the other Buyer Indemnified Persons to not), without the prior written consent of Seller, directly or indirectly, solicit for employment or retention as a contractor, hire, retain, offer to hire or retain, or offer to enter into any contract with respect to the employment or retention of, any of the officers or employees of Seller, in each case, other than (i) through any general solicitation for employees (including through the use of newspapers, trade journals, the internet, employment agencies or search firms) in Buyer’s ordinary course of business consistent with past practice that is not specifically directed at any such Persons and (ii) the hiring of any Person who contacts Buyer on his or her own initiative.

Section 6.4 Public Announcements. Prior to the Closing Date, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, neither Party will issue, or permit any agent or Affiliate of it to issue, any press releases or otherwise make, or cause any agent or Affiliate of it to make, any public statements with respect to this Agreement and the transactions contemplated hereby, except where such release or statement is deemed in good faith by the releasing Party to be required by Law or under the rules and regulations of the New York Stock Exchange (or other public stock exchange of similar reputation and standing) on which the shares of such Party or any of its Affiliates are listed, in both situations, after giving the non-releasing Party a reasonable opportunity to review and comment on such release or statement unless such reasonable opportunity, in the good faith judgment of the releasing Party, would result in a late filing of such release of statement.

Section 6.5 Hydrocarbon Interests Information. As soon as reasonably practicable following the execution of this Agreement, but in no event later than January 30, 2014, Seller shall use commercially reasonable efforts to provide Buyer, for informational purposes only, with a schedule listing working interest and net revenue interest information (in each case, with before and after payout interest to the extent such information is reasonably available) with respect to the Acquired Companies’ Hydrocarbon Interests, wells and Facilities (other than the Seller Legacy Assets).

Section 6.6 Parties’ Efforts and Further Assurances. Seller and Buyer each agree that from time to time after the Closing Date, each of them will execute and deliver or cause their respective Affiliates to execute and deliver such further instruments, and take (or cause their respective Affiliates to take) such other action, as may be necessary to carry out the purposes and intents of this Agreement.

Section 6.7 Removal; Change of Name.

(a) Within a reasonable period of time following the Closing, and in any event within sixty (60) days of the BOEM’s approval of the change in any Acquired Company’s name, ownership or the designation of operatorship with respect to a Hydrocarbon Interest, well or Facility held by an Acquired Company, as the case may be, Buyer shall and shall cause the Acquired Companies to remove and eliminate the names and marks of Seller and any of its Affiliates (other than the Acquired Companies), including the name “SandRidge” (and all marks associated therewith), and any variations and derivatives thereof and any logos, trademarks or trade names relating thereto from the Hydrocarbon Interests and all other assets of the Acquired Companies. Buyer shall have no right to use such names or marks (including any variations and/or derivatives thereof) or any logos, trademarks or trade names relating thereto. The foregoing notwithstanding, to the extent the name “SandRidge” (and all marks associated therewith), and any variations and derivatives thereof and any logos, trademarks or trade names relating thereto, is not currently marked on the Hydrocarbon Interests, wells or Facilities of the Acquired Companies or is not currently included in any SEMS plan, offshore spill response plan, or similar plan on file with the Bureau of Safety and Environmental Enforcement, Seller shall use commercially reasonable efforts to cause a delay in requiring such marks to be made or including such name in such plans pending the Closing hereof, at which time Buyer shall comply with the terms of the first sentence of this Section 6.7(a). Nothing in this Section 6.7(a) shall require Seller (or, prior to Closing, any Acquired Company) to take any action (or refrain from taking any action) if doing so would be reasonably expected to cause it to be in breach of Law.

(b) Within seven (7) days following the Closing, Buyer shall cause each of SandRidge Onshore, SandRidge Offshore and SandRidge Energy Offshore to file a Certificate of Amendment with the Secretary of State of the State of Delaware to change its name to a name that is compliant with the foregoing provision of this Section 6.7, and shall provide the filed copies of such Certificates of Amendment to Seller promptly after filing.

Section 6.8 Books and Records. No later than forty-five (45) Business Days after the Closing Date, Seller shall make available to Buyer any books and records of the Acquired Companies (that are not already held by an Acquired Company) for pickup from Seller’s offices during normal business hours; provided that (a) Seller (and its Affiliates) may retain copies of all or any portion thereof and (b) such books and records shall exclude any files, records, contracts or documents of any Acquired Company or Seller relating to negotiating the purchase and sale of the Purchased Equity, including any bids or offers received by Seller or the Acquired Companies for the sale of the Purchased Equity or the Hydrocarbon Interests in competition with Buyer’s bid or offer, it being agreed that all such competing bids or offers shall be the sole property of Seller. In no event shall Buyer or any of its Affiliates destroy any books and records of any Acquired Company without giving Seller sixty (60) days’ advance written notice thereof and the opportunity, at Seller’s expense, to obtain such books and records prior to their destruction unless in accordance with Buyer’s records retention and destruction policy.

Section 6.9 Casualty and Condemnation.

(a) In the event of a Casualty Loss, to the extent insurance proceeds, condemnation awards or other payments are not committed, used or applied by Seller prior to the Closing Date to repair, restore or replace such damaged or taken Hydrocarbon Interests, Seller shall at the Closing pay to Buyer all insurance proceeds, condemnation proceeds, awards and payments theretofore paid to Seller by reason of such Casualty Loss. Any insurance proceeds, condemnation proceeds, awards and payments paid to Seller or an Affiliate of Seller (excluding Acquired Companies) after Closing by reason of a Casualty Loss of Hydrocarbon Interests, shall be paid to Buyer promptly upon receipt by Seller. Notwithstanding the foregoing, any insurance proceeds, condemnation proceeds, awards and payments (or any rights thereto) by reason of a Casualty Loss that are held by or owed to Seller for the account or benefit of any third Person joint interest owners shall not be paid by Seller to Buyer pursuant to this Section 6.9 and shall instead be transferred to the successor operator or other Person responsible therefor pursuant to the terms of the applicable operating or other agreement. All payments required to be made by Seller to Buyer after Closing pursuant to this Section 6.9(a) shall be net of all reasonable, out-of-pocket costs and expenses incurred by Seller (or any of its Affiliates, excluding the Acquired Companies) in collecting the same.

(b) From and after Closing, Seller shall reasonably cooperate and comply (at Buyer’s sole cost and expense) with Buyer’s reasonable written directions and instructions with respect to Seller’s pursuit of the collection (under Seller’s, or its Affiliates’ insurance policies) of any insurance proceeds attributable to, or otherwise asserted to be payable with respect to, any Casualty Loss.

Section 6.10 Bonds and Guarantees.

(a) After Closing and until the earlier to occur of (i) the first (1st) anniversary of the Closing and (ii) such time any Acquired Company is exempt from the supplemental bonding requirements of BOEM and the BOEM releases Seller from its financial guarantee (such period, the “Seller Assistance

Period”), Seller shall continue to provide the Seller Parent Financial Guarantee to BOEM with respect to the supplemental bonding requirements of the Acquired Companies. During such period, Buyer shall use reasonable efforts to cause each of the Acquired Companies to become exempt from the supplemental bonding requirements of BOEM and shall provide Seller with updates on its progress promptly upon Seller’s request. During the Seller Assistance Period, Buyer shall use its best efforts to ensure BOEM seeks any damages first against Buyer before the Seller Parent Financial Guarantee, and Buyer shall indemnify Seller (and its Affiliates and the other Seller Indemnified Persons) from and against any and all Covered Liabilities incurred by Seller (or any of the other Seller Indemnified Persons) as a result of BOEM collecting any amounts from Seller under the Seller Parent Financial Guarantee for obligations of the Acquired Companies (the foregoing described indemnity obligation, “Buyer BOEM Indemnity”). Notwithstanding anything to the contrary set forth in this Agreement, Seller and Buyer, as the case may be, shall be permitted (but shall have no obligation) (i) in the case of Seller, to offset the amount of any then outstanding indemnity obligations it has to Buyer or any of the other Buyer Indemnified Persons pursuant to Section 11.2 by the amount of any then outstanding Buyer BOEM Indemnity obligations and (ii) in the case of Buyer, to offset the amount of any then outstanding Buyer BOEM Indemnity obligations by the amount of any then outstanding indemnity obligations Seller has to Buyer or any of the other Buyer Indemnified Persons pursuant to Section 11.2.

(b) Schedule 4.2(x) identifies the bonds and letters of credit and other forms of financial assurance posted (or supported) by Seller, the Acquired Companies or any other Affiliate of Seller with respect to the Hydrocarbon Interests that will be in effect immediately prior to the Closing. Except with respect to the escrow accounts set forth on Schedule 6.10(b), the Parties understand that none of the bonds, letters of credit and other forms of financial assurance, if any, posted by Seller or any Affiliate of Seller (including the Acquired Companies to the extent Seller or its Affiliates (except any of the Acquired Companies) provide credit support for any such bonds, letters of credit or other forms of financial assurance) with any Governmental Authority or third Person and relating to the Hydrocarbon Interests are to be transferred to Buyer. Except with respect to the escrow accounts set forth on Schedule 6.10(b), Buyer shall (i) obtain or cause to be obtained in the name of Buyer or its designee, replacements for the bonds, letters of credit and other forms of financial assurance identified on Schedule 4.2(x) and (ii) cause, effective as of the Closing or as soon as practicable thereafter, the cancellation or return to Seller of such bonds, letters of credit or other forms of financial assurance, and Seller shall provide reasonable cooperation to Buyer (at no out-of-pocket cost to Seller) in connection therewith. Buyer may also provide evidence (reasonably acceptable to Seller) that such replacements are not necessary as a result of existing bonds, letters of credit or other forms of financial assurance that Buyer has previously posted as long as such existing bonds, letters of credit or other forms of financial assurance are adequate to secure the release of those posted (or supported) by Seller.

(c) With respect to the escrow accounts set forth on Schedule 6.10(b) and the amounts of escrowed funds held therein, the Parties agree that such escrow accounts (and the amounts therein) shall remain in place after the Closing Date and for a period of one year from the Closing Date (or, if earlier, the date on which such escrow account is replaced with substitute financial assurance). On the first anniversary of the Closing Date (or, if earlier, the date on which such escrow account is replaced with substitute financial assurance), Buyer shall cause an amount of cash to be disbursed to, or to be paid to, Seller, or its designee, equal to one-half of the total amounts set forth on Schedule 6.10(b), which the Parties agree is equal to $13,976,721, plus any interest accrued thereon, and minus one-half of the escrow fees and expenses applicable thereto, from the Effective Date until the date of payment to Seller, or its designee.

Section 6.11 Third Party Approvals. Each of Buyer and Seller shall, and shall cause their respective Affiliates to, (i) make or cause to be made the filings required of such Party or any of its Affiliates under any Laws with respect to the transactions contemplated by this Agreement and to pay any fees due of it in connection with such filings, as promptly as is reasonably practicable, and in any event within ten (10) Business Days after the date hereof, (ii) cooperate with the other Party and furnish all information in such Party’s possession that is necessary in connection with such other Party’s filings, (iii) use commercially reasonable efforts to cause the expiration or termination of the notice or waiting periods under the HSR Act and, if applicable, any other Laws with respect to the transactions contemplated by this Agreement as promptly as is reasonably practicable, (iv) promptly inform the other Party of (and, at the other Party’s reasonable request, supply to such other Party) any communication (or other correspondence or memoranda) from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of such filings, (v) consult and cooperate with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions, discussions and proceedings with Governmental Authorities relating to such filings, including, subject to Law, permitting the other Party to review in advance any proposed written communication between it and any Governmental Authority, (vi) comply, as promptly as is reasonably practicable, with any requests received by such Party or any of its Affiliates under the HSR Act and any other Laws for additional information, documents or other materials, (vii) use commercially reasonable efforts to resolve any objections asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement and (viii) use commercially reasonable efforts to contest and resist any action or proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging the transactions contemplated by this Agreement as in violation of any Law. If a Party or any of its Affiliates intends to participate in any meeting or discussion with any Governmental Authority with respect to such filings or the transactions contemplated by this Agreement, it shall give the other Party reasonable prior notice of, and an opportunity to participate in, such meeting or discussion.

Section 6.12 Tax Matters.

(a) Filing of Tax Returns.

(i) Seller Consolidated Returns. Seller shall prepare or cause to be prepared and file or cause to be filed all Seller Consolidated Returns and shall pay all Taxes owed with respect to such Seller Consolidated Returns.

(ii) Pre-Effective Time Tax Returns. Seller shall prepare or cause to be prepared all Tax Returns (other than Seller Consolidated Returns) of the Acquired Companies for all Pre-Effective Time Tax Periods (“Pre-Effective Time Tax Returns”) and shall file or cause to be filed any such Pre-Effective Time Tax Returns that are required to be filed on or before the Closing Date. Buyer will cause each Pre-Effective Time Tax Return that is required to be filed after the Closing Date, as prepared by Seller, to be timely filed and will provide a copy thereof to Seller.

(iii) Straddle Period Tax Returns. Seller shall prepare or cause to be prepared all Tax Returns (other than Seller Consolidated Returns) of the Acquired Companies for all Straddle Periods that are required to be filed after the Closing Date (“Straddle Period Tax Returns”). Not later than thirty (30) days prior to the due date (including applicable extensions) for filing any such Straddle Period Tax Return, Seller shall deliver a copy of such Tax Return, together with all supporting documentation and workpapers, to Buyer for its review and reasonable comment. Buyer will cause such Straddle Period Tax Return (as prepared by Seller) to be timely filed and will provide a copy to Seller.

(b) Proration of Straddle Period Taxes. In the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that is attributable to the portion of the period ending prior to the Effective Time shall be:

(i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with production, severance or any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the Tax period of the Acquired Companies ended immediately prior to the Effective Time; and

(ii) in the case of Taxes that are imposed on a periodic basis with respect to the assets of any Acquired Company, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on the day immediately prior to the day on which the Effective Time occurs and the denominator of which is the number of calendar days in the entire period.

(c) Cooperation. Buyer and Seller shall cooperate fully as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to Taxes imposed on or with respect to the Acquired Companies. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller further agrees, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on Buyer or the Acquired Companies (including with respect to the transactions contemplated hereby). Notwithstanding the above, the control and conduct of any Tax Proceeding that is a Third Party Claim shall be governed by Section 11.3.

(d) Amended Tax Returns. Buyer shall not, and shall not permit its Affiliates (including the Acquired Companies) to, amend any Tax Return of any Acquired Company for any Pre-Effective Time Tax Period or Straddle Period without the prior written consent of Seller, such consent not to be unreasonably withheld, delayed or conditioned.

(e) Refunds. The amount of any refunds of Taxes of any Acquired Company for any Pre-Effective Time Tax Period shall be for the account of Seller to the extent that Seller is responsible for such Taxes pursuant to this Agreement, except to the extent any such Tax refund (or receivable for Tax refund) was included as a Current Asset in the determination of Effective Time Net Working Capital, as ultimately determined pursuant to Article 3. The amount of any refunds of Taxes of any Acquired Company for any Tax period beginning after the Effective Time shall be for the account of Buyer. The amount of any refund of Taxes of any Acquired Company for any Straddle Period shall be equitably apportioned between Buyer and Seller in accordance with the principles set forth in Section 6.12(b). Each Party shall forward, and shall cause its Affiliates to forward, to the Party entitled to receive a refund of Tax pursuant to this Section 6.12(e) the amount of such refund within thirty (30) days after such refund is received, net of any reasonable costs or expenses incurred by such Party or its Affiliates in procuring such refund.

(f) Transfer Taxes. The transactions described in this Agreement involve the transfer of the Purchased Equity, which are intangible assets. Accordingly, the Parties do not anticipate that any transfer, documentary, sales, use, stamp, registration or other similar Taxes, or any conveyance fees, recording charges or other similar fees and charges will be incurred or imposed with respect to the transactions described in this Agreement (collectively, “Transfer Taxes”). In the event any Transfer Taxes are due, such Transfer Taxes shall be borne equally by Buyer and Seller. Buyer and Seller shall reasonably cooperate in good faith to minimize, to the extent permissible under Law, the amount of any such Transfer Taxes.

(g) Tax Treatment; Purchase Price Allocation. Seller and Buyer agree that the purchase and sale of the Purchased Equity shall be treated for federal and applicable state income Tax purposes as a purchase and sale of the assets of each of SandRidge Onshore, SandRidge Offshore, SandRidge Energy Offshore, DBH, LLC, Bandon Oil and Gas GP, LLC, Bandon Oil and Gas, LP and SPN Resources, LLC (the “Flow-Through Entities”). Seller and Buyer further agree that such treatment will result in SHI being treated as selling the stock of Galveston Bay Pipeline Company, Galveston Bay Processing Corporation, and Dynamic Offshore Resources NS Acquisition, Inc. (collectively, the “Purchased Corporations”). The Parties agree that the Purchase Price and any assumed obligations treated for federal income Tax purposes as consideration for a sale transaction (collectively, the “Allocable Amount”) shall be allocated among (i) the stock of each Purchased Corporation and (ii) the assets of the Flow-Through Entities (other than the stock of the Purchased Corporations), for federal and applicable state income Tax purposes. Buyer and Seller shall agree on the allocation of the Allocable Amount (the “Allocation Schedule”) as promptly as reasonably practicable after the Closing Date, and such allocation shall be prepared in a manner consistent with the Allocated Values to the extent permitted by Law. The Allocation Schedule shall be updated to reflect any adjustments to the Allocable Amount. The allocation of the Allocable Amount shall be reflected on a completed Internal Revenue Service Form 8594 (Asset Acquisition Statement under Section 1060), which Form will be timely filed separately by Buyer and Seller with the Internal Revenue Service pursuant to the requirements of Section 1060(b) of the Code. Each Party agrees not to take any position inconsistent with the allocations set forth in the Allocation Schedule unless required by Law or with the consent of the other Party.

(h) Section 336(e) Election.

(i) Seller agrees to cause an election to be made under Code Section 336(e) and the Treasury Regulations promulgated thereunder (and any corresponding elections under state, local or foreign Tax law) (collectively a “Section 336(e) Election”) with respect to the Electing Companies. In order to effect the Section 336(e) Election, (A) on or prior to the Closing Date, SHI and each of the applicable Electing Companies shall enter into a written, binding agreement (the “Section 336(e) Agreement”) to make the Section 336(e) Election, as required by Treasury Regulations Sections 1.336-2(h)(1)(i) and 1.336-2(h)(4), (B) SEI and the Electing Companies shall each retain a copy of the Section 336(e) Agreement, as required by Treasury Regulations Section 1.336-2(h)(1)(ii), (C) SEI shall prepare the Section 336(e) statements required by Treasury Regulations Section 1.336-1(h)(1)(iii) and such statements shall be attached to the SEI consolidated federal income Tax Return (and any corresponding state or local income Tax Returns) for the Tax year including the Closing Date and (D) SEI shall provide a copy of the Section 336(e) statements described in clause (C) to each Electing Entity on or before the due date for filing the SEI consolidated federal income Tax Return (and any corresponding state or local income Tax Returns) for the Tax year including the Closing Date, as required by Treasury Regulations Sections 1.336-2(h)(1)(iv). Each of Seller and Buyer agree to cause the Electing Companies to file a Form 8883 pursuant to Treasury Regulations Section 1.336-2(h)(7) in a manner consistent with the allocation agreed upon pursuant to Section 6.11(h)(iii). Seller and Buyer shall take all necessary steps to properly make a Section 336(e) Election in accordance with Law (and any corresponding provisions under state, local or foreign Law).

(ii) Seller and each Electing Company shall report the transfers under this Agreement consistent with such Section 336(e) Election and shall take no position contrary thereto. Seller and Buyer agree that any income and gain recognized as a result of, and in accordance with, the making of the Section 336(e) Election will be included in the federal income Tax Return of the Seller Consolidated Group for the taxable year that includes the Closing Date. Seller will pay the Taxes attributable to the making of the Section 336(e) Election and will indemnify Buyer and each Acquired Company against any failure to pay such Tax.

(iii) The computation of the “aggregate deemed asset disposition price” and “adjusted grossed up basis” (as defined in the applicable Treasury Regulations) (the “ADADP” and “AGUB”, respectively) of the assets of the Electing Companies shall be prepared in accordance with Section 336(e) and the Treasury Regulations promulgated thereunder. Buyer and Seller shall agree on the allocation of the ADADP and AGUB among the assets of the Electing Companies as promptly as reasonably practicable after the Closing Date.

(i) Section 754 Election. Seller shall cooperate fully as and to the extent reasonably requested by Buyer to cause an election under Section 754 of the Code to be made with respect to any tax partnership set forth on Schedule 4.2(k), effective for the Tax period of such tax partnership that includes the Closing Date.

Section 6.13 Insurance. Buyer acknowledges that, from and after the Closing Date, none of the Insurance Policies will be available to it or its Affiliates (including, from and after the Closing, the Acquired Companies), or with respect to any of the Hydrocarbon Interests (or the Acquired Companies), and that Buyer and its Affiliates shall be responsible in their sole discretion for maintaining their own insurance programs to provide coverage for Buyer, its Affiliates and their respective businesses, assets (including the Hydrocarbon Interests), employees, officers, directors, managers and members.

Section 6.14 Affiliate Transactions. At or prior to Closing, Seller (or an Affiliate of Seller, as applicable), on the one hand, and each Acquired Company (as applicable), on the other hand, shall terminate all unperformed agreements or contracts that are Affiliate Transactions.

Section 6.15 Intercompany Indebtedness. Prior to the Closing, Seller shall cause (a) all Indebtedness owing by one or more of the Acquired Companies to Seller and/or any of its Affiliates (other than the Acquired Companies) and (b) all Indebtedness owing by Seller and/or any of its Affiliates (other than the Acquired Companies) to one or more of the Acquired Companies, in each case, to be settled on a non-cash basis without adjustment to the Purchase Price or Adjusted Purchase Price under Section 3.1 and with no further liability or obligation of any Acquired Company.

Section 6.16 Preferential Purchase Rights; Transfer Requirements.

(a) Promptly after the date hereof, Seller shall prepare and send (i) notices to the holders of any Transfer Requirements that are set forth in Schedule 4.2(o), or that are identified to Seller or any of the Acquired Companies after the date of this Agreement and prior to the Closing, requesting consents to the transactions contemplated by this Agreement and (ii) notices to the holders of any applicable Preferential Rights that are set forth in Schedule 4.2(o), or that are identified to Seller or any of the Acquired Companies after the date of this Agreement and prior to the Closing, requesting waivers of such rights. Prior to Closing, Seller shall use its commercially reasonable efforts to cause such Transfer Requirements (and any fees payable in connection therewith) and waivers of Preferential Rights (or the exercise thereof) to be obtained and delivered prior to Closing; provided, however, that Seller and its Affiliates shall not be required to make payments or undertake obligations to or for the benefit of the holders of such rights in order to obtain the Transfer Requirements (and any fees payable in connection therewith).

(b) Should the holder of any Preferential Right set forth in Schedule 4.2(o), or that are identified to Seller or any of the Acquired Companies after the date of this Agreement and prior to the Closing, validly exercise the same (whether before or after the Closing), then:

(i) To the extent that the Allocated Values set forth in this Agreement or the Schedules hereto do not specifically allocate value to an asset that is subject to the Preferential Right, Seller shall cooperate with Buyer to allocate a reasonable value to such asset for use in the determination of the applicable Preferential Right;

(ii) Seller shall cause the applicable Acquired Company, as owner of the applicable asset, before the Closing, and Buyer shall cause the applicable Acquired Company, as owner of the applicable asset, after the Closing, to transfer such asset to the holder of the Preferential Right on the terms and provisions set out in the applicable Preferential Right provision; and

(iii) such applicable Acquired Company shall be entitled to the consideration paid by such holder, and such consideration received shall not result in any change to the Purchase Price or the Adjusted Purchase Price under Section 3.1.

Section 6.17 Seismic Transfer.

(a) Schedule 6.17 sets forth all Seismic Licenses by which any Acquired Company is bound that would require the consent from the counterparty thereto and/or the payment of any amount as a result of the consummation of the transactions contemplated hereunder (or that otherwise relate to any Acquired Company’s business or operations). Within ten (10) Business Days after the date of this Agreement, Buyer shall notify Seller in writing with respect to each Seismic License whether it is to be (i) terminated and cancelled (the “Terminated Licenses”) or (ii) retained by (or assigned to) any Acquired Company (the “Retained Licenses”). Prior to the Closing but after such ten (10) Business Day period, Seller shall, and Buyer shall assist Seller to, terminate and cancel all Terminated Licenses identified by Buyer (it being understood and agreed that Seller shall only be obligated to so terminate the Terminated Licenses to the extent that the same is permitted by the applicable terms thereof without payment of any penalty or fee by Seller (or any of its Affiliates, other than the Acquired Companies)).

(b) With respect to any Seismic License that is terminated or cancelled by Seller, the Acquired Companies shall retain for their own benefit all interpretations, data and other records that such Acquired Company is entitled to retain under such Seismic License after its termination or cancellation. With respect to any Seismic License that is not terminated or cancelled (or assigned to an Acquired Company) hereunder, the Acquired Companies shall retain for its own benefit all interpretations, data and other records that the Acquired Companies are entitled to retain under such Seismic License.

Section 6.18 Master Service Agreements. Seller agrees (a) reasonably promptly after the date hereof, to use reasonable efforts to provide Buyer with (i) a list of all service providers (individually, a “Service Provider” and collectively, the “Service Providers”) who have, to the Knowledge of Seller, provided services to any of the Acquired Companies during 2013 pursuant to any master service agreements, master vessel agreements, flight service agreements, drilling agreements, consulting agreements, similar service agreements or related purchase orders (individually, an “MSA” and collectively the “MSAs”) and (ii) the names and contact information for the primary representative for each Service Provider and (b) to reasonably cooperate with Buyer and its representatives for purposes of this Section 6.18. Buyer shall have the right to contact each Service Provider for the purpose of coordinating the transition of the MSA for such Service Provider to a form of agreement used by Buyer, subject to, and effective as of, the Closing. To the extent that any MSA used by the Acquired Companies has been entered into by Seller or an Affiliate of Seller other than the Acquired Companies, and which is not assigned to the Acquired Companies at Closing, Seller and Buyer will reasonably cooperate to cause the services being provided to the Acquired Companies under such MSA to be transitioned to an agreement with the respective Acquired Company or Buyer at the Closing, using Buyer’s form of agreement, or to put in place reasonable arrangements for the Acquired Companies to continue to have the right to all services thereunder for work or purchase orders that are ongoing at the Closing Date, at the cost and expense of the Acquired Companies. Seller agrees that Buyer may also request each Service Provider to acknowledge that any existing purchase orders of the Acquired Companies will be transitioned to Buyer’s form of agreement at the Closing and that all purchase orders after the Closing with such Service Provider shall be made under Buyer’s form of agreement.

Section 6.19 Continuation of Existing Indemnification Obligations. From and after the Closing, Buyer shall cause each of the Acquired Companies to continue any indemnity or hold harmless provision with respect to each respective present and former director and officer of the Acquired Companies against any losses incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing to the fullest extent that the Acquired Companies were permitted and/or required to indemnify such Person under Law and its respective organizational documents in effect on the date hereof. The provisions of this Section 6.19 are intended to be for the benefit of, and shall be enforceable by, each of the present and former directors and officers of the Acquired Companies, their respective heirs and their respective representatives and shall survive the Closing.

Section 6.20 Financial Statements; Relevant Cooperation.

(a) Seller shall deliver to Buyer prior to Closing, (i) an unaudited statement of the Assets and the Liabilities of the Acquired Companies, in each case, as of December 31, 2013 and (ii) an unaudited statement of revenues and direct operating expenses of the Acquired Companies for the twelve (12) months ending on December 31, 2013, in each case, in substantially the same format as the statements included in the Financial Information.

(b) Seller acknowledges that Buyer and/or its Affiliates may be required to include statements of revenue and direct operating expense and other financial information relating to the Acquired Companies for periods ending on or prior to the Closing Date in documents filed by Buyer with the BOEM or the Securities and Exchange Commission pursuant to Law and that such financial statements may be required to be audited and may need to comply with the requirements of a Registration Statement on Form S-1, and the rules and set forth in Regulation S-X (the “Requisite Financial Statement Information”). Buyer shall be responsible, and obligated to reimburse Seller, for all reasonable costs and expenses (third Person or internal resources and personnel) incurred by Seller associated with obtaining the Requisite Financial Statement Information (and/or in having the same, at Buyer’s request, audited). Seller shall provide Buyer with reasonable access during normal business hours to relevant records (to the extent such information is available) and personnel of Seller and use reasonable efforts to provide reasonable access during normal business hours to Seller’s accounting firm, in each case, as Buyer may reasonably request to enable Buyer, and it agents and accountants, for the sole purpose of creating and auditing the Requisite Financial Statement Information. Without limiting Buyer’s rights under Section 11.2 (as provided therein), Buyer agrees to defend, indemnify and hold harmless Seller (and the other Seller Indemnified Persons) from and against any and all Covered Liabilities incurred by Seller (or any other Seller Indemnified Persons) that arise out of (or are attributable to) Buyer’s use of any Requisite Financial Statement Information.

ARTICLE 7

CLOSING CONDITIONS

Section 7.1 Seller’s Closing Conditions. The obligation of Seller to proceed with the Closing contemplated hereby is subject, at the option of Seller, to the satisfaction (or waiver in writing by Seller) of all of the following conditions:

(a) Representations, Warranties and Covenants. The (i) representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects (in each case, without giving effect to any materiality, material or material adverse effect standard or qualification (or other similar standards and/or qualifications) set forth in the representations and warranties) as of the date of this Agreement and on the Closing Date as if made on such date (other than representations and warranties that refer to a specific date or time, which need only be true and correct in all respects as of such specific date or time), except to the extent that the failure of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, result in (or be reasonably expected to result in) a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and (ii) covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed or complied with in all material respects.

(b) Officer’s Certificate. Seller shall have received a certificate dated as of the Closing Date, executed on behalf of Buyer by a duly authorized officer of Buyer, to the effect that the conditions set forth in subsection (a) of this Section 7.1 have been satisfied.

(c) Closing Documents. On or prior to the Closing Date, Buyer shall have delivered, or be standing ready to deliver at Closing, all agreements, instruments and other documents required to be delivered by Buyer pursuant to Section 8.3.

(d) No Action. As of the Closing Date, no Action (excluding any such matter initiated by Seller or any of its Affiliates) shall be in effect that constitutes a preliminary injunction or order, decree, or ruling issued by a court of competent jurisdiction or by a governmental regulatory or administrative agency or commission that makes illegal or otherwise prevents the consummation of the transactions contemplated by this Agreement.

(e) HSR Act. The waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the HSR Act shall have been terminated or shall have expired.

(f) Casualty Loss. The reasonably estimated aggregate amount of all Casualty Losses shall not exceed twenty percent (20%) of the Purchase Price.

Section 7.2 Buyer’s Closing Conditions. The obligation of Buyer to proceed with the Closing contemplated hereby is subject, at the option of Buyer, to the satisfaction (or waiver in writing by Buyer) of all of the following conditions:

(a) Representations, Warranties and Covenants. The (i) representations and warranties of Seller contained in this Agreement (other than the representations and warranties set forth in Sections 4.2(r)(i), 4.2(r)(iii) and 4.2(r)(v)) shall be true and correct in all respects (in each case, without giving effect to any materiality, material, material adverse effect or Material Adverse Effect standard or qualification (or other similar standards and/or qualifications) set forth in the representations and warranties) as of the date of this Agreement and on the Closing Date as if made on such date (other than representations and warranties that refer to a specific date or time, which need only be true and correct in all respects as of such specific date or time), except to the extent that the failure of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, result in (or reasonably be expected to result in) a Material Adverse Effect on the Acquired Companies, taken as a whole, or on the ability of Seller to perform its obligations under this Agreement and (ii) covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed or complied with in all material respects.

(b) Officer’s Certificate. Buyer shall have received a certificate dated as of the Closing Date, executed on behalf of Seller by a duly authorized officer of Seller, to the effect that the conditions set forth in subsection (a) of this Section 7.2 have been satisfied (“Seller’s Closing Certificate”).

(c) Closing Documents. On or prior to the Closing Date, Seller shall have delivered, or be standing ready to deliver at the Closing, all agreements, instruments and other documents required to be delivered by Seller pursuant to Section 8.2.

(d) No Action. As of the Closing Date, no Action (excluding any such matter initiated by Seller or any of its Affiliates) shall be in effect that constitutes a preliminary injunction or order, decree, or ruling issued by a court of competent jurisdiction or by a governmental regulatory or administrative agency or commission that makes illegal or otherwise prevents the consummation of the transactions contemplated by this Agreement.

(e) HSR Act. The waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the HSR Act shall have been terminated or shall have expired.

(f) Casualty Loss. The reasonably estimated aggregate amount of all Casualty Losses shall not exceed twenty percent (20%) of the Purchase Price.

ARTICLE 8

CLOSING

Section 8.1 Closing. The Closing shall be held at the offices of Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas, on the later of (i) February 26, 2014 and (ii) the second (2nd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties set forth in Article 7 (other than those conditions that, by their nature, are to be satisfied only at the Closing Date, but subject to the satisfaction or waiver of such conditions at Closing in accordance with this Agreement) or such other date as Buyer and Seller may mutually agree in writing (the date on which the Closing occurs is referred to herein as the “Closing Date”).

Section 8.2 Seller’s Closing Obligations. At Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer the following:

(a) an instrument of assignment of the Purchased Equity to Buyer, substantially in the form set forth on Exhibit B hereto (the “Assignment”);

(b) resignations of the board of directors and officers of the Acquired Companies effective as of Closing in form and substance reasonably acceptable to Buyer;

(c) Seller’s Closing Certificate;

(d) an executed certificate of non-foreign status of SHI that satisfies the requirements of Treasury Regulations § 1.1445-2(b)(2); and

(e) the ORRI Conveyances, the Transition Services Agreement and any other agreements, instruments and documents that are required by other terms of this Agreement to be executed and/or delivered by Seller to Buyer at the Closing.

Section 8.3 Buyer’s Closing Obligations. At Closing, Buyer shall (i) deliver, or cause to be delivered, the Closing Payment to Seller in immediately available funds to the bank account as provided in Schedule 3.3(e) and (ii) execute and deliver, or cause to be executed and delivered, to Seller the following:

(a) the officer’s certificate of Buyer referred to in Section 7.1(b);

(b) the Assignment, duly executed by Buyer; and

(c) the ORRI Conveyances, the Transition Services Agreement and any other agreements, instruments and documents that are required by other terms of this Agreement to be executed and/or delivered by Buyer to Seller at the Closing.

ARTICLE 9

SURVIVAL PERIOD

Section 9.1 Survival.

(a) All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the supplements to the Schedules, and any certificate, document, or other writing delivered pursuant to this Agreement will survive the Closing and the consummation and performance of the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

(b) If the Closing occurs, Seller shall have liability under Section 11.2:

(i) with respect to any breach of a representation or warranty or any breach of any covenant of Seller, only if on or before the date that is one (1) year after the Closing Date, Buyer notifies Seller of a claim with respect thereto, specifying the factual basis of such claim in reasonable detail; provided that (A) a claim under Section 11.2 relating to the breach of any of the Seller Fundamental Representations may be made at any time, (B) a claim under Section 11.2 relating to the breach of any representation or warranty contained in Sections 4.2(k) and 4.2(m) shall be made on or before the date that is sixty (60) days after the expiration of the applicable statute of limitations, (C) a claim under Section 11.2 relating to the breach of any representation or warranty contained in Section 4.2(dd) shall be made on or before the date that is two (2) years after the Closing Date and (D) a claim under Section 11.2 relating to the breach of any representation or warranty contained in Section 4.2(r) shall be made on or before the date that is thirty (30) days after the date that is six (6) months after the Closing Date;

(ii) with respect to the indemnities set forth in Sections 11.2(c) and 11.2(e), only if on or before the date that is sixty (60) days after the date on which the statute of limitations applicable thereto expires, Buyer notifies Seller of a claim with respect thereto, specifying the factual basis of such claim in reasonable detail; and

(iii) with respect to the indemnities set forth in Sections 11.2(d) and 11.2(f), only if on or before the date that is two (2) years after the Closing Date, Buyer notifies Seller of a claim with respect thereto, specifying the factual basis of such claim in reasonable detail.

(c) If the Closing occurs, Buyer shall have liability under Section 11.1 with respect to any breach of a representation or warranty (other than the Buyer Fundamental Representations, as to which a claim may be made at any time) or any breach of any covenant of Buyer (other than any covenant that by its express terms is intended to be performed after the Closing, with respect to which a claim may be made at any time prior to the expiration of the statute of limitations applicable to the performance of such covenant), only if on or before the date that is one (1) year after the Closing Date, Seller notifies Buyer of a claim with respect thereto specifying the factual basis of such claim in reasonable detail to the extent known by Seller.

ARTICLE 10

LIMITATIONS

Section 10.1 Disclaimer of Warranties.

(a) BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE HYDROCARBON INTERESTS AND THAT BUYER PRIOR TO THE DATE HEREOF HAS HAD THE OPPORTUNITY TO INSPECT THE HYDROCARBON INTERESTS AND ALL OTHER ASSETS OF THE ACQUIRED COMPANIES TO ITS SATISFACTION AND IS QUALIFIED TO MAKE SUCH INSPECTION, BUT NOTHING IN THIS SENTENCE IS A LIMITATION ON SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN SELLER’S CLOSING CERTIFICATE. BUYER ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY STATEMENTS (ORAL OR WRITTEN) THAT MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR THE ACQUIRED COMPANIES OR ANY OF THEIR REPRESENTATIVES (EXCEPT AS PROVIDED IN THIS AGREEMENT, OR SELLER’S CLOSING CERTIFICATE). BUYER ACKNOWLEDGES THAT BUYER HAS (OR BUYER’S REPRESENTATIVES HAVE), PRIOR TO THE DATE HEREOF, HAD THE OPPORTUNITY TO THOROUGHLY INSPECT AND EXAMINE THE HYDROCARBON INTERESTS AND ALL OTHER ASSETS OF THE ACQUIRED COMPANIES TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE CONDITION OF SUCH HYDROCARBON INTERESTS AND ASSETS AND ALL OTHER ASPECTS OF SUCH HYDROCARBON INTERESTS AND ASSETS AS OF THE DATE HEREOF (INCLUDING THE ENVIRONMENTAL CONDITION OF SUCH HYDROCARBON INTERESTS AND ASSETS), BUT NOTHING IN THIS SENTENCE IS A LIMITATION ON SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN SELLER’S CLOSING CERTIFICATE. FURTHER, EXCEPT AS EXPRESSLY REPRESENTED IN THIS AGREEMENT OR IN SELLER’S CLOSING CERTIFICATE, IT IS THE EXPLICIT INTENT AND UNDERSTANDING OF ALL PARTIES THAT SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT OR SELLER’S CLOSING CERTIFICATE, AND AS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO THIS AGREEMENT, IT IS UNDERSTOOD THAT, WITHOUT LIMITING SUCH EXPRESS REPRESENTATIONS AND WARRANTIES, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN SELLER’S CLOSING CERTIFICATE, BUYER TAKES THE HYDROCARBON INTERESTS AND ALL OTHER ASSETS OF THE ACQUIRED COMPANIES “AS IS” AND “WHERE IS” AND “WITH ALL FAULTS.” WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EXCEPT AS EXPRESSLY REPRESENTED IN THIS AGREEMENT OR IN SELLER’S CLOSING CERTIFICATE, SELLER HEREBY (I) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A) THE CONDITION OF THE HYDROCARBON INTERESTS OR ANY OTHER ASSETS OF THE ACQUIRED COMPANIES (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), (B) THE ENVIRONMENTAL CONDITION OF THE HYDROCARBON INTERESTS OR ANY OTHER ASSETS OF THE

ACQUIRED COMPANIES (INCLUDING THEIR COMPLIANCE STATUS UNDER ENVIRONMENTAL LAWS AND/OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCE IN OR ON, OR DISPOSED OF OR DISCHARGED FROM, THE HYDROCARBON INTERESTS OR ANY OTHER ASSETS OF THE ACQUIRED COMPANIES), OR (C) ANY INFRINGEMENT BY SELLER OR ANY OF ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES) OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PERSON); AND (II) NEGATES ANY RIGHTS OF BUYER UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY BUYER FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF SELLER AND BUYER THAT THE HYDROCARBON INTERESTS AND ALL OTHER ASSETS OF THE ACQUIRED COMPANIES ARE TO BE ACCEPTED BY BUYER (THROUGH BUYER’S ACQUISITION OF THE PURCHASED EQUITY) IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

(b) EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN THIS AGREEMENT OR IN SELLER’S CLOSING CERTIFICATE, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING LIMITATIONS, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE HYDROCARBON INTERESTS OR ANY OTHER ASSETS OF THE ACQUIRED COMPANIES, (II) THE CONTENTS, CHARACTER, NATURE, ACCURACY, COMPLETENESS OR SUFFICIENCY OF SCOPE OF ANY INFORMATION, MEMORANDUM, OPINION, ANALYSIS, DATA, INVESTIGATION, AUDIT OR ANY REPORT OF ANY ENVIRONMENTAL ENGINEER OR CONSULTANT, PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE HYDROCARBON INTERESTS OR ANY OTHER ASSETS OF THE ACQUIRED COMPANIES, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE HYDROCARBON INTERESTS, (IV) ANY ESTIMATES OF THE VALUE OF THE HYDROCARBON INTERESTS OR FUTURE REVENUES GENERATED BY THE HYDROCARBON INTERESTS, (V) THE PRODUCTION OF HYDROCARBONS FROM THE HYDROCARBON INTERESTS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE HYDROCARBON INTERESTS OR ANY OTHER ASSETS OF THE ACQUIRED COMPANIES, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (VIII) ANY PRICING ASSUMPTIONS, (IX) PROJECTED DEVELOPMENT COSTS, (X) PLUGGING AND ABANDONMENT COSTS, (XI) ANY OTHER MATTERS CONTAINED IN OR RELATED TO THE RESERVE REPORT AND (XII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO.

(c) WITHOUT LIMITING BUYER’S REMEDIES SET FORTH IN ARTICLES 11 AND 12, NEITHER SELLER NOR ANY ACQUIRED COMPANY MAKES ANY WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO ANY ACQUIRED COMPANY’S TITLE TO ANY OF THE HYDROCARBON INTERESTS (INCLUDING ANY OF THE SUBJECT INTERESTS) OR ANY OF THE OTHER ASSETS AND PROPERTIES OF THE ACQUIRED COMPANIES, AND BUYER HEREBY ACKNOWLEDGES AND AGREES THAT BUYER’S SOLE REMEDY FOR ANY DEFECT OF TITLE, INCLUDING ANY TITLE DEFECT WITH RESPECT TO ANY OF THE SUBJECT INTERESTS SHALL BE PURSUANT TO THE PROCEDURES SET FORTH IN ARTICLES 11 AND 12.

Section 10.2 Redhibition Waiver. BUYER WAIVES ALL RIGHTS IN REDHIBITION PURSUANT TO LOUISIANA CIVIL CODE ARTICLES 2475 AND 2520 THROUGH 2548, AND ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS SALE AND THE CONSIDERATION THEREOF. BUYER ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO ITS ATTENTION AND HAS BEEN EXPLAINED IN DETAIL AND THAT BUYER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OF WARRANTY OF FITNESS AND WARRANTY AGAINST REDHIBITORY VICES AND DEFECTS FOR THE HYDROCARBON INTERESTS.

Section 10.3 Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, SELLER AND BUYER AGREE THAT, EXCEPT FOR THE LIQUIDATED DAMAGES SPECIFICALLY PROVIDED FOR IN SECTION 12.2(a) AND THE SPECIFIC PERFORMANCE, INJUNCTIVE AND/OR EQUITABLE RELIEF FOR CLAIMS OF BREACHES OR FAILURE TO PERFORM COVENANTS PERFORMABLE UNDER THIS AGREEMENT, THE RECOVERY BY EITHER PARTY OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH OR NONFULFILLMENT BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING IN CONNECTION WITH ANY INDEMNITY SET FORTH IN THIS AGREEMENT, SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY (AND THE INDEMNIFIED PERSONS TO WHICH SUCH OBLIGATIONS MAY EXTEND UNDER THE TERMS HEREOF) AS A RESULT OF THE BREACH OR NONFULFILLMENT BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER, AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY OR ANY INDEMNIFIED PERSON FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING ANY SUCH DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES, BUSINESS INTERRUPTION OR LOST OR DELAYED PRODUCTION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY OR ANY INDEMNIFIED PERSON AS A RESULT OF THE BREACH OR NONFULFILLMENT BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER, INCLUDING IN CONNECTION WITH ANY INDEMNITY SET FORTH IN THIS AGREEMENT. For purposes of the foregoing, actual damages may, however, include indirect, consequential, special, exemplary or punitive damages to the extent such damages are recovered against an Indemnified Person by a Person that is not a Seller Indemnified Person, a Buyer Indemnified Person or an Affiliate of any of the foregoing. This Section 10.3 shall operate only to limit a Party’s liability and shall not operate to increase or expand any contractual obligation of a Party hereunder or cause any contractual obligation of a Party hereunder to survive longer than provided in Section 9.1.

ARTICLE 11

INDEMNIFICATION

Section 11.1 Indemnification By Buyer. Subject to Sections 9.1(c) and 11.5, from and after the Closing, Buyer shall indemnify, defend, hold harmless and reimburse Seller, Seller’s Affiliates, each of Seller’s and its Affiliate’s respective past, present and future directors, officers, employees, consultants, agents, shareholders, members and partners and each of the successors and assigns of any of the foregoing (collectively, “Seller Indemnified Persons”) from and against any and all Covered Liabilities suffered or incurred by a Seller Indemnified Person as a result of or arising out of (a) any inaccuracy or breach of any representation or warranty of Buyer in this Agreement or the officer’s certificate of Buyer referred to in Section 7.1(b) (without giving effect, for purposes of calculating damages associated with any such inaccuracy, but not for purposes of determining any such inaccuracy, to any qualifier as to materiality, material, material adverse effect, Material Adverse Effect or words of similar meaning set forth herein) and (b) any breach or nonperformance of any agreement or covenant expressly set forth in this Agreement on the part of Buyer.

Section 11.2 Indemnification By Seller. Subject to the provisions of Sections 9.1(b) and 11.4, taking into account any amounts reflected in Effective Time Net Working Capital so as to avoid any duplication or double recovery by Buyer, from and after the Closing, Seller shall indemnify, defend, hold harmless and reimburse Buyer, the Acquired Companies, and Buyer’s, and each Acquired Company’s present and future directors, officers, employees, consultants, agents, shareholders, members and partners and each of the successors and assigns of any of the foregoing (collectively, “Buyer Indemnified Persons”) from and against any and all Covered Liabilities suffered or incurred by a Buyer Indemnified Person as a result of or arising out of (a) any inaccuracy or breach of any representation or warranty of Seller in this Agreement or Seller’s Closing Certificate (without giving effect, for purposes of calculating damages associated with any such inaccuracy, but not for purposes of determining any such inaccuracy, to any qualifier as to materiality, material, material adverse effect, Material Adverse Effect or words of similar meaning set forth herein); (b) any breach or nonperformance of any agreement or covenant on the part of Seller that is expressly set forth in this Agreement; (c) any and all Seller Taxes; (d) any Action (i) set forth on Schedule 4.2(e), other than Actions relating to the Offshore Legacy Assets only to the extent filed, or based upon events or conditions occurring, in each case, prior to April 17, 2012 or (ii) against any of the Acquired Companies or their respective assets or properties that (A) is based upon events or conditions occurring prior to the Effective Date, (B) is not described in the immediately preceding clause (i) and (C) is covered by insurance of Seller or its Affiliates; (e) any Royalties that have not been timely and fully paid and that are attributable to the Acquired Companies’ operation of any of their respective assets and properties during the period ending on the Closing Date other than those relating to the operation of the Offshore Legacy Assets on or prior to April 17, 2012; or (f) any fines or penalties imposed by any Governmental Authority and that are attributable to the Acquired Companies’ operation of any of their respective assets and properties during the period ending on the Closing Date other than those relating to the operation of the Offshore Legacy Assets on or prior to April 17, 2012.

Section 11.3 Indemnification and Defense Procedures. Claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a) If any Person who or which is entitled to seek indemnification under this Agreement (an “Indemnified Party”) receives notice of the assertion or commencement of any claim asserted against an Indemnified Party by a third Person (“Third Party Claim”) in respect of any matter that is subject to indemnification under this Agreement, the Indemnified Party shall promptly (i) notify the Party obligated to indemnify the Indemnified Party pursuant to this Agreement, (the “Indemnifying Party”) of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), the Indemnified Party’s best estimate of the amount of Covered Liabilities attributable to the Third Party Claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. Failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission.

(b) The Indemnifying Party shall have the right to defend, at its sole cost and expense, the Indemnified Party against such Third Party Claim with counsel selected by the Indemnifying Party (who shall be reasonably satisfactory to the Indemnified Party), by all appropriate proceedings, to a final conclusion or settlement at the discretion of the Indemnifying Party in accordance with this Section 11.3(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnifying Party shall not enter into any settlement agreement without the written consent of the Indemnified Party; provided further, that such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the third Person asserting the claim to all Indemnified Parties affected by the claim, (ii) the settlement agreement does not contain any sanction or restriction upon the conduct of any business by the Indemnified Party or its Affiliates and (iii) the settlement agreement does not create a financial or other obligation on the part of the Indemnified Party or any other Person other than the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including the making of any reasonably related counterclaim against the Person asserting the Third Party Claim or any cross complaint against any Person and making the books and records and personnel of the Indemnified Party reasonably available during normal business hours. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.3(b), and the Indemnified Party shall bear its own costs and expenses with respect to such participation.

(c) If the Indemnifying Party does not admit (in writing) its obligation to indemnify the Indemnified Party pursuant to Section 11.3(b), then the Indemnified Party shall have the right to defend, and be reimbursed for its reasonable cost and expense (but only if the Indemnified Party is actually entitled to indemnification hereunder) in regard to the Third Party Claim with counsel selected by the Indemnified Party (who shall be reasonably satisfactory to the Indemnifying Party), by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnified Party. In such circumstances, the Indemnified Party shall defend any such Third Party Claim in good faith and have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third Party Claim if indemnification is to be sought hereunder, without the Indemnifying Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 11.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(d) Any claim by an Indemnified Party for indemnification under this Agreement that does not result from a Third Party Claim (a “Direct Claim”) will be asserted by giving the Indemnifying Party reasonably written notice thereof within the time period described in Section 9.1. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have a period of fifteen (15) Business Days within which to respond in writing to such Direct Claim whether or not such period extends beyond the applicable survival period set forth in Section 9.1 therefor. If the Indemnifying Party does not so respond within such fifteen (15) Business Day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 11.4 Seller’s General Liability Limitation.

(a) Notwithstanding anything herein provided to the contrary, Seller shall have no liability to Buyer or any of the other Buyer Indemnified Persons pursuant to Section 11.2(a) for any breach of any of the representations and warranties (other than any of the Seller Fundamental Representations for which limitations set forth in this Section 11.4(a) shall not apply) (or the corresponding representations and warranties given in Seller’s Closing Certificate), until and unless (i) any individual Covered Liability related to such breach exceeds $500,000 (such Covered Liability, a “DeMinimis Claim”) and (ii) the aggregate amount of all Covered Liabilities attributable to any such breach of such representations or warranties that exceed the DeMinimis Claim amount collectively exceeds an amount equal to two percent (2%) of the Adjusted Purchase Price (the “Deductible”) and then only to the extent that the amount of all such Covered Liabilities exceeds the Deductible.

(b) Notwithstanding anything herein provided to the contrary, Seller shall have no liability to Buyer or any of the other Buyer Indemnified Persons pursuant to Section 11.2(a) for any breach of a representation or warranty by Seller (other than the Seller Fundamental Representations and the representations and warranties of Seller set forth in Section 4.2(r) for which limitations set forth in this Section 11.4(b) shall not apply) (or the corresponding representations and warranties given in Seller’s Closing Certificate), to the extent that the aggregate amount of all Covered Liabilities attributable to any breach of such representations or warranties by Seller to which the Buyer Indemnified Persons are entitled to recover indemnification pursuant to Section 11.2 exceeds an amount equal to twenty percent (20%) of the Adjusted Purchase Price.

(c) Notwithstanding anything herein provided to the contrary, Seller shall have no liability to Buyer or any other Buyer Indemnified Person (A) pursuant to Section 11.2 (or any other indemnity provisions set forth in this Agreement) to the extent that the aggregate amount of all Covered Liabilities to which the Buyer Indemnified Persons are entitled to recover indemnification thereunder exceeds the Adjusted Purchase Price and (B) for any breach of the representation and warranty of Seller set forth in Section 4.2(r)(iii) (or the corresponding representations and warranties given in Seller’s Closing Certificate) with respect to any Subject Well, Subject Unit or Subject Lease to the extent the amount of all Covered Liabilities attributable to such Subject Well, Subject Unit or Subject Lease, together with all Covered Liabilities attributable to all other Subject Wells, Subject Units and Subject Leases located in or otherwise associated with the Subject Field in which the Subject Well, Subject Unit or Subject Lease is located, exceeds the Allocated Value set forth on Schedule 14.4 for the Subject Field in which the Subject Well, Subject Unit or Subject Lease is located. In addition to the foregoing, the Parties acknowledge and agree that, notwithstanding anything to the contrary set forth herein, for purposes of calculating the amount of any Covered Liabilities associated with any breach of the representation and warranty of Seller set forth in Section 4.2(r)(iii) (or the corresponding representations and warranties given in Seller’s Closing Certificate), the Parties shall multiply (1) the Allocated Value of the Subject Field set forth on Schedule 14.4 in which the applicable Subject Well, Subject Unit or Subject Lease is located by (2) the quotient (expressed as a decimal) obtained by dividing the Subject Well PV-10 Value of the applicable Subject Well (or, in the case of a breach of such representation and warranty with respect to any Subject Unit or Subject Lease, the Subject Well located on such Subject Unit or Subject Lease) by the aggregate PV-10 Value of all Subject Wells included in such Subject Field.

(d) Notwithstanding anything herein provided to the contrary, Seller shall only have liability to Buyer and/or any other Buyer Indemnified Person pursuant to Section 11.2(d)(ii) to the extent of (and only to the extent of) the amount of insurance proceeds (if any) that are actually received by Seller (or any Affiliate of Seller) under any insurance policy (or coverage) described in Section 11.2(d)(ii) with respect to any Action described in Section 11.2(d)(ii), net of all reasonable third party costs and expenses incurred by Seller or any of its Affiliates in collecting any such proceeds.

(e) Notwithstanding anything herein provided to the contrary, Seller shall have no liability to make any payment to Buyer or any other Buyer Indemnified Person pursuant to Section 11.2 (or any other indemnity provisions set forth in this Agreement) until such time as the Seller Assistance Period has expired; provided that this provision is only intended to toll, but not eliminate the obligation of Seller to make such payments to Buyer or any other Buyer Indemnified Person pursuant to Section 11.2, which payments (to the extent required pursuant to Section 11.2) shall be made within five (5) Business Days following the expiration of the Seller Assistance Period; provided, further, that this provision shall not toll or otherwise delay any of the periods set forth in Article 9 or 11 with regard to Buyer or any other Buyer Indemnified Person’s right to indemnification under Section 11.2. Further, this Section 11.4(e) shall not limit or otherwise affect the obligations of Seller under Section 11.3 and shall only operate to toll the payment of indemnified liabilities under Section 11.2, but not the obligation to defend or the payment of costs or expenses thereof as set forth in Section 11.3.

(f) Each Buyer Indemnified Person shall be required to use commercially reasonable efforts to mitigate Covered Liabilities with respect to which a claim for indemnification is made, including, in the case of Buyer (or any other Buyer Indemnified Person), applying against any Covered Liability claimed under Section 11.2(e) all suspended funds in its (or any Acquired Company’s) possession that relate to the Royalty claim giving rise to such Covered Liability when such Acquired Company is permitted to do so under Law or applicable contract. Notwithstanding anything to the contrary herein, the amount of any Covered Liabilities incurred or suffered by any Buyer Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds (net of costs incurred in prosecuting the insurance claim) actually received by the Buyer Indemnified Person (or any of its Affiliates) with respect to such Covered Liabilities and (ii) any recoveries actually obtained by the Buyer Indemnified Person (or any of its Affiliates) from any other third Person. If any such proceeds, benefits or recoveries are received by a Buyer Indemnified Person (or any of its Affiliates) with respect to any Covered Liabilities after Seller has made a payment to the Buyer Indemnified Person with respect thereto, the Buyer Indemnified Person (or such Affiliate) shall promptly pay to Seller the amount of such proceeds, benefits or recoveries (up to the amount of Buyer’s payment).

(g) Each Seller Indemnified Person shall be required to use commercially reasonable efforts to mitigate Covered Liabilities with respect to which a claim for indemnification is made. Notwithstanding anything to the contrary herein, the amount of any Covered Liabilities incurred or suffered by any Seller Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds (net of costs incurred in prosecuting the insurance claim) actually received by the Seller Indemnified Person (or any of its Affiliates) with respect to such Covered Liabilities and (ii) any recoveries actually obtained by the Seller Indemnified Person (or any of its Affiliates) from any other third Person. If any such proceeds, benefits or recoveries are received by a Seller Indemnified Person (or any of its Affiliates) with respect to any Covered Liabilities after Buyer has made a payment to the Seller Indemnified Person with respect thereto, the Seller Indemnified Person (or such Affiliate) shall promptly pay to Buyer the amount of such proceeds, benefits or recoveries (up to the amount of Seller’s payment). Further, Seller agrees to use its commercially reasonable efforts to maintain the insurance coverages described in Section 11.2(d)(ii) in place, and timely submit all claims upon notice from the Acquired Companies or Buyer, as applicable, for any Actions subject to indemnification pursuant to Section 11.2(d)(ii) and to cause the payment of all proceeds therefrom, subject to Section 11.4(d), to be paid to, or on behalf of, the Acquired Companies or Buyer, it being understood and agreed that Seller (or its Affiliate) and Buyer shall (and Buyer shall cause the Acquired Companies to) cooperate in the defense and settlement of such Actions described in Section 11.2(d)(ii), which settlement shall be subject to the mutual consent of Seller and Buyer, not to be unreasonably withheld, delayed or conditioned.

Section 11.5 Buyer’s General Liability Limitation.

(a) Notwithstanding anything herein provided to the contrary, except with respect to breaches of Buyer Fundamental Representations for which the limitations set forth in this Section 11.5(a) shall not apply, Buyer shall have no liability to Seller or any of the other Seller Indemnified Persons pursuant to Section 11.1(a) for any breach of a representation or warranty by Buyer until and unless (i) any individual Covered Liability or group or series of related Covered Liabilities covered by Section 11.1(a) attributable to any breach by Buyer of this Agreement is not a DeMinimis Claim; provided, however, that any group or series of Covered Liabilities arising out of the same occurrence shall be aggregated and treated as an individual Covered Liability for purposes of determining whether they are a DeMinimis Claim and (ii) the aggregate amount of all Covered Liabilities attributable to any breach of such representations or warranties by Buyer in this Agreement exceeds the Deductible, and then only to the extent that the amount of such Covered Liabilities exceeds the Deductible.

(b) Notwithstanding anything herein provided to the contrary, Buyer shall have no liability to Seller or any of the other Seller Indemnified Persons for any breach of a representation or warranty by Buyer that is not a Buyer Fundamental Representation to the extent that the aggregate amount of all Covered Liabilities attributable to any breach of such representations or warranties by Buyer to which the Seller Indemnified Persons shall be entitled to recover indemnification under Section 11.1 exceeds an amount equal to twenty (20%) of the Adjusted Purchase Price. In addition, Buyer shall have no liability to Seller or any other Seller Indemnified Person for any breach of a representation or warranty by Buyer that is a Buyer Fundamental Representation to the extent that the aggregate amount of all Covered Liabilities attributable to any breach of the representations or warranties by Buyer to which the Seller Indemnified Persons have recovered under Section 11.1 exceeds the Adjusted Purchase Price.

(c) Each Seller Indemnified Person shall be required to use commercially reasonable efforts to mitigate Covered Liabilities with respect to which a claim for indemnification is made. Notwithstanding anything to the contrary herein, the amount of any Covered Liabilities incurred or suffered by any Seller Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds (net of costs incurred in prosecuting the insurance claim) actually received by the Seller Indemnified Person (or any of its Affiliates) with respect to such Covered Liabilities and (ii) any recoveries actually obtained by the Seller Indemnified Person (or any of its Affiliates) from any other third Person. If any such proceeds or recoveries are received by a Seller Indemnified Person (or any of its Affiliates) with respect to any Covered Liabilities after Buyer has made a payment to the Seller Indemnified Person with respect thereto, the Seller Indemnified Person (or such Affiliate) shall promptly pay to Buyer the amount of such proceeds, benefits or recoveries (up to the amount of Buyer’s payment).

Section 11.6 Exclusive Remedy. The remedies provided in this Article 11 shall be the sole and exclusive legal remedies of the Parties (including any claims by, through, under or against the Acquired Companies), from and after the Closing, with respect to this Agreement and the transactions contemplated hereby; provided that nothing in this Section 11.6 shall prevent, after Closing, either Party from seeking specific performance, injunctive and/or equitable relief for claims of breach or failure to perform covenants performable under this Agreement.

Section 11.7 Buyer Knowledge. Seller shall not be liable under this Article 11 for any Covered Liabilities suffered or incurred by a Buyer Indemnified Person as a result of or arising out of any inaccuracy or breach of any representation or warranty of Seller in this Agreement or Seller’s Closing Certificate to the extent that such inaccuracy or breach was known, prior to the date hereof, by Buyer or the relevant Buyer Indemnified Person.

Section 11.8 Tax Treatment of Indemnification Payments. Except as otherwise required by Law, any indemnification payments made pursuant to this Agreement between the Parties shall be treated as an adjustment to the Purchase Price for Tax purposes.

Section 11.9 Express Negligence. EXCEPT AS OTHERWISE PROVIDED IN SECTION 5.1(A), THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS, RELEASE AND ASSUMED

OBLIGATIONS PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS “CONSPICUOUS.”

ARTICLE 12

TERMINATION; REMEDIES

Section 12.1 Termination.

(a) Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

(i) by the mutual written consent of Seller and Buyer;

(ii) by either Party, if the Closing has not occurred by the close of business on or before March 31, 2014 (as may be extended, the “Drop-Dead Date”); provided that the right to terminate this Agreement under this Section 12.1(a)(ii) shall not be available to any Party whose breach of any representation, warranty or covenant contained in this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or before the Drop-Dead Date;

(iii) by Seller upon Buyer’s (A) breach of any of its representations or warranties or (B) failure to comply with any of its covenants or agreements contained herein, in each case, such that the either of the conditions to Closing set forth in Section 7.1(a) shall not be satisfied by, or shall be incapable of being satisfied by, the Drop-Dead Date; or

(iv) by Buyer upon Seller’s (A) breach of any of its representations or warranties or (B) failure to comply with any of its covenants or agreements contained herein, in each case, such that the either of the conditions to Closing set forth in Section 7.2(a) shall not be satisfied by, or shall be incapable of being satisfied by, the Drop-Dead Date.

(b) Effect of Termination. Without limiting Seller’s and Buyer’s respective remedies and rights in regard to the Deposit under Section 12.2, in the event of termination of this Agreement by Seller, on the one hand, or Buyer, on the other hand, pursuant to Section 12.1(a), written notice thereof shall forthwith be given by the terminating Party to the other Party, and this Agreement shall thereupon terminate; provided, however, that following any termination of this Agreement, Buyer will continue to be bound by its obligations set forth in Sections 5.1(a)(ii), 5.2 and 6.3(c); provided, further, that (i) this Section 12.1(b), Section 10.3 and Article 1 and Article 13 will survive the termination of this Agreement and will remain in full force and effect and (ii) subject to Section 12.2, the termination of this Agreement will not relieve any Party from any liability for any breach of this Agreement occurring prior to termination. If this Agreement is terminated as provided herein, all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made.

Section 12.2 Remedies.

(a) Seller’s Remedies. Notwithstanding anything herein provided to the contrary, upon Buyer’s breach of any representation, warranty or covenant contained in this Agreement such that Seller would be entitled to terminate this Agreement pursuant to Section 12.1(a)(iii), Seller may terminate this Agreement, retain the Deposit and, upon written notice from Seller to Buyer, require Buyer to pay to Seller (within ten (10) Business Days of receipt of such notice) an amount equal to $75,000,000 (such amount, together with the amount of the Deposit, the “Termination Payment”), as liquidated damages, as Seller’s sole and exclusive remedies against Buyer and the Debt Providers for such breach, all other remedies (including the specific performance of any commitment letter or other documentation pursuant to which the Debt Providers have committed to provide or cause to be provided debt financing in connection with the transactions contemplated hereby) being expressly waived by Seller in such event. Seller and Buyer agree upon the amount of the Termination Payment, as liquidated damages, due to the difficulty and inconvenience of measuring actual damages and the uncertainty thereof, and Seller and Buyer agree that the Termination Amount is a reasonable estimate of Seller’s loss in the event of any such default by Buyer.

(b) Buyer’s Remedies. Notwithstanding anything herein to the contrary, upon Seller’s breach of any representation, warranty or covenant contained in this Agreement such that Buyer would be entitled to terminate this Agreement pursuant to Section 12.1(a)(iv), Buyer, at its sole option, may (i) enforce specific performance of this Agreement or (ii) terminate this Agreement and receive back the entirety of the Deposit as Buyer’s sole and exclusive remedy for such default, all other remedies being expressly waived by Buyer. In the event that this Agreement is terminated under Section 12.1(a) and Buyer is not entitled to retain the Deposit pursuant to the immediately preceding sentence, Seller shall be entitled to retain the entirety of the Deposit.

(c) Buyer’s and Sellers’ Remedy. Notwithstanding anything herein provided to the contrary, upon termination of this Agreement by a Party pursuant to Section 12.1(a)(ii), Buyer shall receive back the entirety of the Deposit as the sole and exclusive remedy for failure to consummate the transactions contemplated hereby by the Drop-Dead Date, all other remedies being expressly waived by the Parties.

Section 12.3 Return of Documentation and Confidentiality. Upon termination of this Agreement, Buyer shall return to Seller all title, engineering, geological and geophysical data, environmental assessments and/or reports, maps and other information furnished by Seller to Buyer or prepared by or on behalf of Buyer in connection with its due diligence investigation of the Hydrocarbon Interests, in each case in accordance with the Confidentiality Agreement.

ARTICLE 13

MISCELLANEOUS

Section 13.1 Counterparts. This Agreement may be executed in one or more counterparts, either originally or by electronic reproduction, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by and delivered to each of the Parties.

Section 13.2 Governing Law; Jurisdiction; Process.

(a) THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN AS CONTEMPLATED BY, AND EXCEPT TO THE EXTENT REQUIRED UNDER, ANY COMMITMENT LETTER OR OTHER DOCUMENTATION PURSUANT TO WHICH THE DEBT PROVIDERS HAVE COMMITTED TO PROVIDE OR CAUSE TO BE PROVIDED DEBT FINANCING IN

CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, WHICH WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK), EXCEPT THAT THE LAW OF ANOTHER JURISDICTION SHALL APPLY TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY INSOFAR AS THIS AGREEMENT AND SUCH TRANSACTIONS COVER OR RELATE TO A PART OF THE HYDROCARBON INTERESTS OR ANY OTHER ASSETS OF THE ACQUIRED COMPANIES FOR WHICH IT IS MANDATORY THAT THE LAW OF ANOTHER JURISDICTION, WHEREIN OR ADJACENT TO WHICH SUCH PART OF THE HYDROCARBON INTERESTS ARE LOCATED, SHALL APPLY. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

(b) SUBJECT TO THE PROVISIONS IN SECTION 3.3, BUYER AND SELLER CONSENT TO PERSONAL JURISDICTION IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY COURT, FEDERAL OR STATE, WITHIN HARRIS COUNTY, TEXAS, HAVING SUBJECT MATTER JURISDICTION AND WITH RESPECT TO ANY SUCH CLAIM, BUYER AND SELLER IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM, OR ANY OBJECTION THAT BUYER OR SELLER MAY NOW OR HEREAFTER HAVE, THAT VENUE OR JURISDICTION IS NOT PROPER WITH RESPECT TO ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT IN HARRIS COUNTY, TEXAS, INCLUDING ANY CLAIM THAT SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND ANY CLAIM THAT BUYER OR SELLER IS NOT SUBJECT TO PERSONAL JURISDICTION OR SERVICE OF PROCESS IN HARRIS COUNTY, TEXAS. BUYER AND SELLER AGREE THAT EXCEPT WITH REGARD TO ACTIONS FOR ENFORCEMENT OF A JUDGMENT, (i) THE FEDERAL OR STATE COURTS WITHIN HARRIS COUNTY, TEXAS WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE DISPUTES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, AND (ii) NO ACTION OR PROCEEDING WILL BE FILED IN ANY OTHER COURT. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES AGREES THAT IT WILL NOT BRING OR SUPPORT ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS-CLAIM OR THIRD PARTY CLAIM OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR IN EQUITY, AGAINST THE DEBT PROVIDERS IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO ANY COMMITMENT LETTER OR OTHER DOCUMENTATION PURSUANT TO WHICH THE DEBT PROVIDERS HAVE COMMITTED TO PROVIDE OR CAUSE TO BE PROVIDED DEBT FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THE PERFORMANCE THEREOF, IN ANY FORUM OTHER THAN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR, IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION IS VESTED IN THE FEDERAL COURTS, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND APPELLATE COURTS THEREOF).

Section 13.3 Entire Agreement. This Agreement (including the Confidentiality Agreement) and the Schedules (including amendments and supplements thereto) and Exhibits hereto contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein.

Section 13.4 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred by the Parties hereto in connection with the transactions contemplated by this Agreement shall be borne solely and entirely by the Party that has incurred such expenses. The foregoing notwithstanding, the Parties agree to split equally the filing fee associated with any filing under the HSR Act to be paid in connection with such filing.

Section 13.5 Notices. Unless otherwise expressly provided in this Agreement, all notices and consents required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (i) delivered in person, by courier or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (ii) sent by facsimile or electronic transmission (with confirmed receipt in the case of electronic transmission), in each case to the appropriate address or number as set forth below. Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first Business Day following the date of such electronic receipt. Notices to Seller shall be addressed to:

SandRidge Holdings, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

Attention: Philip T. Warman

Facsimile No.: 405-429-5983

with copies to (which shall not constitute notice to Seller):

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77002-6760

Attention: Douglas S. Bland and Elizabeth G. Radack

Facsimile No.: 713-615-5731

or at such other address or to such other facsimile or electronic transmission number and to the attention of such other Person as Seller may designate by written notice to Buyer. Notices to Buyer and, after the Closing, the Acquired Companies shall be addressed to:

Fieldwood Energy LLC

2000 West Sam Houston Pkwy S., Suite 1200

Houston, TX 77042

Attention: John H. Smith and the General Counsel

Facsimile No.: 713-969-1099

with copies to (which shall not constitute notice to Buyer):

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, TX 77002

Attention: Timothy T. Samson

Facsimile No.: 713-654-1871

or at such other address or to such other facsimile or electronic transmission number and to the attention of such other Person as Buyer may designate by written notice to Seller.

Section 13.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that, prior to Closing, the respective rights and obligations of the Parties shall not be assignable or delegable by any Party without the express written consent of the non-assigning or non-delegating Party; provided, however, that no such assignment shall relieve such Party of its obligations hereunder in the event of the failure of performance by such assignee. After the Closing, any Party may assign all or a part of its rights under this Agreement, but such assignment shall not relieve such assigning Party of any of its obligations and responsibilities to the non-assigning Party unless expressly released from same in writing by such non-assigning Party.

Section 13.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Any Party may, only by an instrument in writing, waive compliance by another Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 13.8 Schedules and Exhibits.

(a) All Schedules (including amendments and supplements thereto) and Exhibits hereto that are referred to herein are hereby made a part of this Agreement and incorporated herein by such reference.

(b) Unless the context otherwise requires, all capitalized terms used in the Schedules (including amendments and supplements thereto) and Exhibits hereto shall have the respective meanings assigned in this Agreement or Exhibit A. Any matter, information or item disclosed in the Schedules (including amendments and supplements thereto) and Exhibits hereto, under any specific representation or warranty, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation or warranty in this Agreement to which the relevance of such disclosure is reasonably apparent on its face. The inclusion of any matter, information or item in any Schedule (including amendments and supplements thereto) or Exhibit hereto shall not be deemed to constitute an admission of any liability by Seller or the Acquired Companies to any third Person or otherwise imply that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement. No disclosure in the Schedules (including amendments and supplements thereto) and Exhibits hereto relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Section 13.9 Agreement for the Parties’ Benefit Only. Except as provided in Article 11, this Agreement is for the sole benefit of Buyer, Seller and their respective successors and assigns as permitted herein and no other Person shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or be a third party beneficiary of this Agreement. Notwithstanding the foregoing, the Debt Providers shall be deemed third party beneficiaries of Sections 12.2(a) and 13.2 and this Section 13.9 hereof, each of which shall be enforceable by each Debt Provider and none of which shall be amended or otherwise modified in any way that adversely affects the rights of any Debt Provider without the prior written consent of the Debt Providers.

Section 13.10 Severability. If any term, provision or condition of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application of such term, provision or condition) shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision or condition is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first written above.

SELLER:

SANDRIDGE HOLDINGS, INC.

By:	/s/ James D. Bennett
Name:	James D. Bennett
Title:	CEO and President

SANDRIDGE ENERGY, INC.

By:	/s/ James D. Bennett
Name:	James D. Bennett
Title:	CEO and President

BUYER:

FIELDWOOD ENERGY LLC

By:	/s/ G.M. McCarroll
Name:	G.M. McCarroll
Title:	CEO

SIGNATURE PAGE TO

EQUITY PURCHASE AGREEMENT

EXHIBIT A

DEFINITIONS

“Accountant” shall be as defined in Section 3.3(b)(ii).

“Acquired Company” and “Acquired Companies” shall mean SandRidge Onshore, SandRidge Offshore, SandRidge Energy Offshore, Galveston Bay Pipeline Company, a Delaware corporation, Galveston Bay Processing Corporation, a Delaware corporation, DBH, LLC, a Delaware limited liability company, Bandon Oil and Gas GP, LLC, a Delaware limited liability company, Bandon Oil and Gas, LP, a Delaware limited partnership, Dynamic Offshore Resources NS Acquisition, Inc., a Delaware corporation, Dynamic Offshore Resources NS Parent, Inc., a Delaware corporation, Dynamic Offshore Resources NS, LLC, a Texas limited liability company, and SPN Resources, LLC, a Louisiana limited liability company.

“Action” shall mean any action, suit or other proceeding by or before any court or other Governmental Authority or any arbitration proceeding.

“ADADP” shall be as defined in Section 6.12(h).

“Adjusted Purchase Price” shall be as defined in Section 3.1.

“Adjustment Notice” shall be as defined in Section 3.3(b).

“AFEs” shall be as defined in Section 4.2(w).

“Affiliate” shall mean, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person, with “control,” “controlling” or “controlled” (as used in the foregoing definition) meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise; provided, however, that, notwithstanding the foregoing, for purposes of this Agreement, none of the following Persons shall be considered an Affiliate of Buyer: (i) Riverstone Global Energy and Power Fund V, L.P., (ii) any Person that directly or indirectly owns any interest in Riverstone Global Energy and Power Fund V, L.P., (iii) any Person (other than Buyer and its subsidiaries) in which Riverstone Global Energy and Power Fund V, L.P. or any Person described in the foregoing clause (ii), in each case, directly or indirectly owns any interest and (iv) any director, officer, employee, representative and/or agent of any of the Persons described in any of the foregoing clauses (i), (ii) and (iii).

“Affiliate Transactions” shall be defined as in Section 4.2(p).

“Agreed Rate” shall mean an annual rate of interest equal to four percent (4%).

“Agreement” shall be as defined in the preamble hereto.

“AGUB” shall be as defined in Section 6.12(h).

“Allocable Amount” shall be as defined in Section 6.12(g).

“Allocated Value” means, with respect to each Subject Field set forth on Schedule 14.4, the amount allocated to such Subject Field therein.

“Allocation Schedule” shall be as defined in Section 6.12(g).

“Assets” shall mean (a) all Current Assets, (b) all oil and natural gas properties included in the Hydrocarbon Interests, net of accumulated depreciation, depletion, amortization and impairment, (c) all other property, plant and equipment owned (or otherwise held) by the Acquired Companies, net of accumulated depreciation and (d) all restricted deposits, intercompany investments and other net assets, in each case, of the Acquired Companies.

“Assignment” shall be as defined in Section 8.2(a).

“BOEM” shall mean the Bureau of Ocean Energy Management.

“Business Day” shall mean any day which is not a Saturday, Sunday or legal holiday recognized by the State of Texas or Oklahoma.

“Buyer” shall be as defined in the preamble.

“Buyer BOEM Indemnity” shall be as defined in Section 6.10(a).

“Buyer Fundamental Representations” shall mean the representations and warranties set forth in Sections 4.3(a), (b), (c), (g) and (h).

“Buyer Indemnified Persons” shall be as defined in Section 11.2.

“Casualty Loss” means any loss or damage (including additional costs associated with plugging and abandonment) occurring between the Effective Date and the Closing that is attributable to, arises out of or relates to any Hydrocarbon Interests, wells and Facilities that are (a) damaged, destroyed or made unavailable or unusable for the intended purpose by fire, act of God, explosion, collision, earthquake, windstorm or other casualty or (b) taken in condemnation or under right of eminent domain.

“Claim Notice” shall be as defined in Section 11.3(a).

“Closing” shall be the consummation of the transaction contemplated by Article 8.

“Closing Date” shall be as defined in Section 8.1.

“Closing Payment” shall be as defined in Section 3.3(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” shall mean any Employee Benefit Plan that is sponsored, maintained or contributed to solely by one or more Acquired Companies or any of their respective subsidiaries for the benefit of their current or former employees.

“Confidentiality Agreement” shall be as defined in Section 5.2.

“Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated federal income Tax Returns and any similar group under foreign, state or local law.

“Covered Liabilities” shall mean any and all debts, losses, liabilities (including strict liabilities), obligations, duties, fines, damages, claims, causes of action, Taxes, costs and expenses (including those arising out of any demand, assessment, settlement, judgment or compromise relating to any actual or threatened Action and any court or arbitral panel costs, reasonable fees and expenses of expert witnesses, reasonable investigative expenses, reasonable fees and disbursements of legal counsel and other reasonable legal and investigative fees and expenses incurred in investigating, preparing or defending any Action), matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including any of the foregoing arising under, out of or in connection with any actual or threatened Action, any order or consent decree of any Governmental Authority, any award of any arbitrator, or any Law (including Environmental Laws), contract, commitment or undertaking.

“Current Assets” shall mean cash and cash equivalents, deposits and prepaid expenses, revenue receivables and other receivables, that are reasonably expected to be realized in cash or sold or consumed in the ordinary course of business, in each case determined using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Information; provided that the “Current Assets” shall not include (a) any Income Tax assets, (b) any of the Indebtedness described in Section 6.15, (c) any prepaid expenses that do not relate to corresponding obligations of the Acquired Companies after the Closing, including any prepaid insurance amounts or (d) any reserves relating to any asset retirement obligations that are excluded under the definition of “Current Liabilities.”

“Current Liabilities” shall mean trade account payables, current tax payables, accrued liabilities, oil and gas payables and other liabilities, that are reasonably expected to become due within one year for known obligations, in each case determined using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Information; provided that the “Current Liabilities” shall not include (a) any Income Tax liabilities, (b) any of the Indebtedness described in Section 6.15 or (c) any asset retirement obligations of any of the Acquired Companies.

“Customary Post-Closing Consents” shall mean the consents and approvals from Governmental Authorities for the assignment of the Hydrocarbon Interests (or any other assets of the Acquired Companies) and (if applicable) the Purchased Equity to Buyer that are customarily obtained after the assignment of properties similar to the Hydrocarbon Interests (or any such other assets) and the Purchased Equity, including consents or approvals of (or filings with) the BOEM.

“Debt Provider” shall mean any financial institution (including any Affiliates thereof and their permitted successors and assigns) that provides, or commits to provide, debt financing to Buyer in connection with the transactions contemplated hereby.

“Deductible” shall be as defined in Section 11.4(a).

“DeMinimis Claims” shall be as defined in Section 11.4(a).

“Deposit” shall be as defined in Section 3.2.

“Determination Date” shall be as defined in Section 3.3(b)(ii).

“Direct Claim” shall be as defined in Section 11.3(d).

“Drop-Dead Date” shall be as defined in Section 12.1(a)(ii).

“Effective Time” shall mean 12:01 a.m., Houston Time, on December 1, 2013.

“Effective Time Net Working Capital” shall mean an amount equal to the amount of the Current Assets less the Current Liabilities as of the Effective Time.

“Electing Companies” shall mean Galveston Bay Pipeline Company, Galveston Bay Processing Corporation, Dynamic Offshore Resources NS Acquisition, Inc. and Dynamic Offshore Resources NS Parent, Inc.

“Employee Benefit Plan” shall mean any (a) employee pension benefit plan (as described in Section 3(2) of ERISA), (b) employee welfare benefit plan (as described in Section 3(1) of ERISA) or (c) bonus, deferred compensation, incentive compensation, stock option or equity or equity-based, severance, termination pay, retention, unemployment compensation, vacation pay, change in control, fringe benefit or other benefit plan, program, policy or arrangement.

“Encumbrance” shall mean any security interest, deed of trust, mortgage, pledge or other similar lien or charge.

“Environmental Laws” shall mean any and all Laws pertaining to prevention of pollution, protection of the environment (including natural resources), remediation of contamination, or workplace health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and all similar Laws of any Governmental Authority having jurisdiction over the Acquired Companies, all amendments to such Laws, and all regulations implementing any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Facilities” shall mean all platforms and shore-based production facilities located on or associated with the Hydrocarbon Interests.

“FERC” means the Federal Energy Regulatory Commission.

“Financial Information” shall be as defined in Section 4.2(n).

“Flow-Through Entities” shall be as defined in Section 6.12(g).

“GAAP” shall mean U.S. generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).

“Governmental Authority” shall mean any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or Taxing authority or power, and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Hazardous Substance” means and includes each substance or material defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, pollutant, contaminant or toxic substance under any Environmental Law, and any petroleum or petroleum products that have been Released into the environment.

“highest” when used in Section 4.2(r)(iii) and the definition of “Permitted Encumbrances” with respect to a Subject Well, refers to Subject Well with the highest percentage Net Revenue Interest set forth on Schedule 14.4; provided, however, that, (a) with respect to the Subject Well with the “Well Name” “San Leon GU 1 B1”, the “highest” Net Revenue Interest (with respect to such Subject Well) shall be the Net Revenue Interest set forth for such Subject Well in the “NRI APO” column on Schedule 14.4, (b) with respect to the Subject Well with the “Well Name” “Traylor 6”, the “highest” Net Revenue Interest (with respect to such Subject Well) shall be the Net Revenue Interest set forth for such Subject Well in the “NRI APO” column on Schedule 14.4, (c) with respect to the Subject Well with the “Well Name” “F W Neuhaus 8”, the “highest” Net Revenue Interest (with respect to such Subject Well) shall be the Net Revenue Interest set forth for such Subject Well in the “NRI APO” column on Schedule 14.4, (d) with respect to the Subject Well with the “Well Name” “EI77 8 WWS”, the “highest” Net Revenue Interest (with respect to such Subject Well) shall be the Net Revenue Interest set forth for such Subject Well in the “NRI APO” column on Schedule 14.4 and (e) with respect to the Subject Well with the “Well Name” “ST904 4 F2B”, the “highest” Net Revenue Interest (with respect to such Subject Well) shall be the Net Revenue Interest set forth for such Subject Well in the “NRI APO” column on Schedule 14.4.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Hydrocarbon Interests” shall mean any Lease or Unit, in each case, owned by any of the Acquired Companies as of the Effective Time and as of the Closing.

“Hydrocarbons” shall mean oil and gas and other hydrocarbons in association therewith (whether or not such item is in liquid or gaseous form), or any combination thereof, and any minerals produced in association therewith.

“Imbalance” shall mean over-production or under-production or over-deliveries or under-deliveries with respect to oil or gas produced from or allocated to the Hydrocarbon Interests, regardless of whether such over-production or under-production or over-deliveries or under-deliveries arise at the platform, well, pipeline, gathering system, transportation system or other location.

“Income Tax” means any income, franchise or similar Tax.

“Indebtedness” shall mean all obligations to any Person for borrowed money, including (a) any obligation to reimburse any bank or other Person in respect of amounts paid or payable under any credit agreement or a standby letter of credit or (b) any guaranty with respect to indebtedness for borrowed money of another Person; provided, however, that Indebtedness shall expressly exclude trade payables, purchase money security interests and other similar indebtedness incurred in the ordinary course of business.

“Indemnified Party” shall be as defined in Section 11.3(a).

“Indemnifying Party” shall be as defined in Section 11.3(a).

“Insolvent” shall mean a financial condition such that the sum of such Person’s debts is greater than all of such Person’s property, at a fair valuation, after giving effect to the transactions contemplated hereby.

“Insurance Policies” shall be as defined in Section 4.2(y).

“Knowledge of Buyer” shall mean actual knowledge of G.M. McCarroll, Howard M. Tate and John H. Smith.

“Knowledge of Seller” shall mean actual knowledge of John Jo, Bernie McCormick, James Brokmeyer and Jim Crocker, and for solely for the purposes of Section 4.1, shall also include James D. Bennett.

“Law” shall mean any applicable statute, law (including common law), ordinance, regulation, rule, ruling, order, writ, injunction, decree or other official act of or by any Governmental Authority.

“Leases” shall mean (a) leases (or assignments thereof) affecting, relating to or covering any Hydrocarbons in place and the leasehold interests and estates in the nature of working or operating interests under such leases, as well as overriding royalties, net profits interests, production payments, carried interests, rights of recoupment and other interests in, under or relating to such leases, (b) fee interests in Hydrocarbons in place, (c) royalty interests in Hydrocarbons in place, (d) any other interest in Hydrocarbons in place and (e) any economic or contractual rights, options or interests in and to any of the foregoing, including any farmout or farmin agreement or production payment affecting any interest or estate in Hydrocarbons in place.

“Liabilities” shall mean (a) all Current Liabilities, (b) all asset retirement obligations with respect to the Hydrocarbon Interests, (c) all other long-term obligations and (d) all stockholders’ equity.

“Liens” shall mean any security interest, deed of trust, mortgage, pledge, lien, charge, claim, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“lowest” when used in Section 4.2(r)(iii) and the definition of “Permitted Encumbrances” with respect to a Subject Well, refers to Subject Well with the lowest percentage Working Interest set forth on Schedule 14.4; provided, however, that, (a) with respect to the Subject Well with the “Well Name” “San Leon GU 1 B1”, the “lowest” Working Interest (with respect to such Subject Well) shall be the Working Interest set forth for such Subject Well in the “WI APO” column on Schedule 14.4, (b) with respect to the Subject Well with the “Well Name” “Traylor 6”, the “lowest” Working Interest (with respect to such Subject Well) shall be the Working Interest set forth for such Subject Well in the “WI APO” column on Schedule 14.4, (c) with respect to the Subject Well with the “Well Name” “F W Neuhaus 8”, the “lowest” Working Interest (with respect to such Subject Well) shall be the Working Interest set forth for such Subject Well in the “WI APO” column on Schedule 14.4, (d) with respect to the Subject Well with the “Well Name” “EI77 8 WWS”, the “lowest” Working Interest (with respect to such Subject Well) shall be the Working Interest set forth for such Subject Well in the “WI APO” column on Schedule 14.4 and (e) with respect to the Subject Well with the “Well Name” “ST904 4 F2B”, the “lowest” Working Interest (with respect to such Subject Well) shall be the Working Interest set forth for such Subject Well in the “WI APO” column on Schedule 14.4.

“Material Adverse Effect” means any event, effect, change, fact, development or circumstance, individually or in the aggregate, that has or would reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, properties, financial condition or results of operations of the

Acquired Companies, the Hydrocarbon Interests or any other assets of the Acquired Companies or (b) the ability of Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that a Material Adverse Effect shall not take into account any event, effect, change, fact or circumstance arising from or primarily relating to (i) changes in the state of the energy industry generally (including any change in the price of oil, natural gas, natural gas liquids or other Hydrocarbons) but that do not have a disproportionate impact on the business of such Person, (ii) changes in United States or global economic conditions or financial, banking, or securities markets (including any disruption thereof) in general, (iii) changes in national or international political or social conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (iv) changes in GAAP or Law (or any interpretation thereof), including any changes in the deductibility of drilling, completion or operating costs or other Taxes, (v) the announcement of the execution of this Agreement or the proposed or actual consummations of the transactions contemplated hereby, (vi) failure alone to meet internal forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the underlying reasons for such failure shall be taken into account in determining whether there has been a Material Adverse Effect), (vii) any reclassification of reserves in the ordinary course of business, or (viii) the actual or estimated (as determined by any applicable well logs, well tests, flow tests or other measurements) rates of production of Hydrocarbons (or lack thereof) for any well being drilled as of the date hereof.

“Material Contract” shall be as defined in Section 4.2(i).

“MSA” or “MSAs” shall be as defined in Section 6.18.

“Net Revenue Interest” shall mean, with respect to each Subject Well, Subject Unit or Subject Lease, as applicable, the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Subject Well, Subject Unit or Subject Lease, as applicable, after giving effect to all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests and other similar burdens upon, measured by, or payable out of production therefrom.

“NGA” means the Natural Gas Act of 1938, as amended.

“NGPA” means the Natural Gas Policy Act of 1978, as amended.

“Offshore Legacy Assets” shall mean those assets and properties owned by SandRidge Energy Offshore (formerly known as Dynamic Offshore Resources, LLC) and its subsidiaries as of April 17, 2012.

“ORRI Conveyances” means those certain Conveyances of Overriding Royalty Interest, dated as of the Closing Date, by and between Buyer, as assignor, and SandRidge Exploration and Production, LLC, as assignee, substantially in the forms attached hereto as Exhibit C.

“Parties” and “Party” have the meanings specified in the Recitals to this Agreement.

“Permit” shall mean any permit, water right (including water withdrawal, storage, discharge, treatment or disposal right), license, registration, consent, order, approval, variance, exemption, waiver, franchise, right or other authorization obtained from any Governmental Authority.

“Permitted Encumbrances” shall mean:

(a) the terms and conditions of all Leases (to the extent not otherwise addressed in this definition of Permitted Encumbrances) and all lessor royalties, non-participating royalties, overriding royalties, reversionary interests, production payments, carried interests, net profits interests and other similar burdens upon, measured by, or payable out of production if the net cumulative effect of such terms, conditions and burdens does not operate to (i) reduce the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in any (A) Subject Well, below the percentage set forth in Schedule 14.4 for such Subject Well, (B) Subject Unit, below the highest percentage set forth in Schedule 14.4 for any of the Subject Wells included in such Subject Unit or (C) Subject Lease, below the highest percentage set forth in Schedule 14.4 for any of the Subject Wells located on such Subject Lease or (ii) obligate the Acquired Companies (individually or in the aggregate) to bear a Working Interest for any (A) Subject Well, that is greater than the lowest Working Interest set forth on Schedule 14.4 for such Subject Well (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Well is greater than the Net Revenue Interest set forth on Schedule 14.4 for such Subject Well in the same proportion as any increase in such Working Interest), (B) Subject Unit that is greater than the lowest Working Interest set forth on Schedule 14.4 for any Subject Well included in such Subject Unit (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Unit (as determined pursuant to the formulation set forth in clause (i)(B) above) is greater than the Net Revenue Interest set forth on Schedule 14.4 for any Subject Well in the same proportion as any increase in such Working Interest) or (C) Subject Lease that is greater than the lowest Working Interest set forth on Schedule 14.4 for any Subject Well located on such Subject Lease (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Lease (as determined pursuant to the formulation set forth in clause (i)(C) above) is greater than the Net Revenue Interest set forth on Schedule 14.4 for any Subject Well located on such Subject Lease in the same proportion as any increase in such Working Interest);

(b) all liens for Taxes not yet due or delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

(c) all Customary Post-Closing Consents, all Transfer Requirements (other than any Required Transfer Requirements) and all Preferential Rights;

(d) all conventional rights of reassignment upon final intention to abandon or release any Lease;

(e) all Laws and rights reserved to or vested in any Governmental Authority (i) to control or regulate any of the Hydrocarbon Interests, Subject Wells, Facilities and/or other related assets of the Acquired Companies in any manner, (ii) by the terms of any Permit, or by any provision of Law, to terminate such Permit or to purchase, condemn, expropriate, or recapture or to designate a purchaser of any of the Hydrocarbon Interests, Subject Wells, Facilities and/or other related assets of the Acquired Companies, (iii) to use any of the Hydrocarbon Interests, Subject Wells, Facilities and/or other related assets of the Acquired Companies in a manner which does not materially impair the use of such Hydrocarbon Interests, Subject Wells, Facilities and/or other related assets of the Acquired Companies for the purposes for which it is currently owned and (iv) to enforce any obligations or duties affecting any of the Hydrocarbon Interests, Subject Wells, Facilities and/or other related assets of the Acquired Companies that are owed to any Governmental Authority under any Permit;

(f) all rights of any tenant in common arising as a matter of Law or other common owner of any interest in any Rights-of-Way;

(g) all conditions, limitations (including drilling and operating limitations), covenants, restrictions, Permits, Rights-of-Way and other rights in (or imposed on) any of the Hydrocarbon Interests, Subject Wells, Facilities and/or other related assets of the Acquired Companies with respect to development, operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, Rights-of-Way, facilities and equipment, in each case, that individually or in the aggregate (i) do not materially impair the use or operation of any of the Hydrocarbon Interest or Subject Wells of the Acquired Companies for the purposes of oil and gas development, (ii) do not (A) reduce the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in any (1) Subject Well, below the percentage set forth in Schedule 14.4 for such Subject Well, (2) Subject Unit, below the highest percentage set forth in Schedule 14.4 for any of the Subject Wells included in such Subject Unit or (3) Subject Lease, below the highest percentage set forth in Schedule 14.4 for any of the Subject Wells located on such Subject Lease or (B) obligate the Acquired Companies (individually or in the aggregate) to bear a Working Interest for any (1) Subject Well, that is greater than the lowest Working Interest set forth on Schedule 14.4 for such Subject Well (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Well is greater than the Net Revenue Interest set forth on Schedule 14.4 for such Subject Well in the same proportion as any increase in such Working Interest), (2) Subject Unit that is greater than the lowest Working Interest set forth on Schedule 14.4 for any Subject Well included in such Subject Unit (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Unit (as determined pursuant to the formulation set forth in clause (iii)(A)(2) above) is greater than the Net Revenue Interest set forth on Schedule 14.4 for any Subject Well in the same proportion as any increase in such Working Interest) or (3) Subject Lease that is greater than the lowest Working Interest set forth on Schedule 14.4 for any Subject Well located on such Subject Lease (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Lease (as determined pursuant to the formulation set forth in clause (iii)(A)(3) above) is greater than the Net Revenue Interest set forth on Schedule 14.4 for any Subject Well located on such Subject Lease in the same proportion as any increase in such Working Interest); and (iii) would be accepted by a reasonably prudent and sophisticated buyer in the business of owning, exploring, developing and operating assets and properties similar to the Hydrocarbon Interests, Subject Wells, Facilities and/or other related assets of the Acquired Companies;

(h) all zoning and planning ordinances and municipal regulations;

(i) all vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings by (or on behalf of) one or more of the Acquired Companies;

(j) all liens created under any of the Leases, Material Contracts or Rights-of-Way or Permits held with respect to any of the Hydrocarbon Interests, Subject Wells, Facilities and/or other related assets of the Acquired Companies, or by operation of Law, in each case, in respect of obligations that are not yet due or delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings by (or on behalf of) one or more of the Acquired Companies;

(k) all Encumbrances affecting the Hydrocarbon Interests, Subject Wells, Facilities and/or other related assets of the Acquired Companies that are discharged (or expressly bonded for the full amount in dispute or otherwise claimed with respect thereto) at or prior to the Closing;

(l) all of the terms and conditions of any Material Contract, Right of Way or Permit;

(m) all of the terms and conditions of this Agreement and the ORRI Conveyances;

(n) all mortgages and deeds of trust or similar lien instruments entered into by (i) a lessor or its predecessor under any of the Leases granting an Encumbrance in and to the lessor’s interest in the lands covered by such Leases (if applicable), or in and to the lessor’s interest in the oil, gas and/or mineral estate associated therewith and (ii) a grantor under any Right-of-Way set, in each case, so long as (A) the Encumbrance created under such mortgage, deed of trust or similar instrument has not been foreclosed upon and (B) none of the Acquired Companies has received a threat or claim (in writing) with respect to the foreclosure of the Encumbrance created under such mortgage, deed of trust or similar instrument;

(o) all Encumbrances and defects of title resulting from any Acquired Company’s conduct of business after the Effective Time in compliance with the terms and conditions of this Agreement;

(p) all other Encumbrances, agreements, instruments, obligations, defects and irregularities (but not Liens) affecting the Assets that individually or in the aggregate (i) do not materially interfere with the ownership or operation of the Hydrocarbon Interests or Subject Wells, taken as a whole, (ii) would be accepted by a reasonably prudent and sophisticated buyer in the business of owning, exploring, developing and operating oil and gas properties similar to such Hydrocarbon Interests, Subject Wells, Facilities and/or other related assets of the Acquired Companies and (iii) do not (A) reduce the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in any (1) Subject Well, below the percentage set forth in Schedule 14.4 for such Subject Well, (2) Subject Unit, below the highest percentage set forth in Schedule 14.4 for any of the Subject Wells included in such Subject Unit or (3) Subject Lease, below the highest percentage set forth in Schedule 14.4 for any of the Subject Wells located on such Subject Lease or (B) obligate the Acquired Companies (individually or in the aggregate) to bear a Working Interest for any (1) Subject Well, that is greater than the Working Interest set forth on Schedule 14.4 for such Subject Well (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Well is greater than the Net Revenue Interest set forth on Schedule 14.4 for such Subject Well in the same proportion as any increase in such Working Interest), (2) Subject Unit that is greater than the lowest Working Interest set forth on Schedule 14.4 for any Subject Well included in such Subject Unit (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Unit (as determined pursuant to the formulation set forth in clause (iii)(A)(2) above) is greater than the Net Revenue Interest set forth on Schedule 14.4 for any Subject Well in the same proportion as any increase in such Working Interest) or (3) Subject Lease that is greater than the lowest Working Interest set forth on Schedule 14.4 for any Subject Well located on such Subject Lease (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Lease (as determined pursuant to the formulation set forth in clause (iii)(A)(3) above) is greater than the Net Revenue Interest set forth on Schedule 14.4 for the Subject Well located on such Subject Lease in the same proportion as any increase in such Working Interest);

(q) defects in the chain of title or in the Lease itself consisting of the failure to recite marital status in a document or omissions of successions of heirship or estate proceedings, unless Buyer provides affirmative evidence that such failure or omission results in another Person’s superior claim of title to the relevant Subject Well, Subject Unit or Subject Lease, as applicable;

(r) defects arising solely out of lack of survey or lack of metes and bounds descriptions, unless such survey is required to adequately describe the property or expressly required by Law;

(s) defects arising out of lack of corporate or other entity authorization, unless Buyer provides affirmative evidence that such corporate or other entity action was not authorized and results in another Person’s superior claim of title to the relevant Subject Well, Subject Unit or Subject Lease, as applicable;

(t) defects arising from any change in Law (or the interpretation thereof by a court of competent jurisdiction) after the date hereof;

(u) defects that have been proved to be cured by Laws of limitations or prescription, including Laws of adverse possession and the doctrine of laches;

(v) without limiting Buyer’s rights under Section 11.2(e) (as provided therein), defects arising from or relating to the outcome of minimum royalty or related litigation; and

(w) defects that affect only which Person has the right to receive royalty payments (rather than the amount or the proper payment of such royalty) and that do not affect the validity of the underlying Lease, and to the extent the same does not (i) reduce the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in any (A) Subject Well, below the percentage set forth in Schedule 14.4 for such Subject Well, (B) Subject Unit, below the highest percentage set forth in Schedule 14.4 for any of the Subject Wells included in such Subject Unit or (C) Subject Lease, below the highest percentage set forth in Schedule 14.4 for any of the Subject Wells located on such Subject Lease or (ii) obligate the Acquired Companies (individually or in the aggregate) to bear a Working Interest for any (A) Subject Well, that is greater than the Working Interest set forth on Schedule 14.4 for such Subject Well (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Well is greater than the Net Revenue Interest set forth on Schedule 14.4 for such Subject Well in the same proportion as any increase in such Working Interest), (B) Subject Unit that is greater than the lowest Working Interest set forth on Schedule 14.4 for any Subject Well included in such Subject Unit (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Unit (as determined pursuant to the formulation set forth in clause (i)(B) above) is greater than the Net Revenue Interest set forth on Schedule 14.4 for any Subject Well in the same proportion as any increase in such Working Interest) or (3) Subject Lease that is greater than the lowest Working Interest set forth on Schedule 14.4 for any Subject Well located on such Subject Lease (unless the Net Revenue Interest of the Acquired Companies (individually or in the aggregate) in such Subject Lease (as determined pursuant to the formulation set forth in clause (i)(C) above) is greater than the Net Revenue Interest set forth on Schedule 14.4 for any Subject Well located on such Subject Lease in the same proportion as any increase in such Working Interest).

“Permitted Liens” shall mean liens and encumbrances created under securities Law (including all state Blue Sky Laws) and any of the organizational or other constituent documents of any of the Acquired Companies.

“Person” shall mean any Governmental Authority or any individual, firm, partnership, corporation, association, joint venture, trust, unincorporated organization or other entity or organization.

“Post-Closing Statement” shall be as defined in Section 3.3(b).

“Pre-Effective Time Tax Period” means any Tax period ending prior to the Effective Time.

“Pre-Effective Time Tax Returns” shall be as defined in Section 6.12(a).

“Preferential Right” shall mean any right or agreement that enables or may enable any Person to purchase or acquire any of the Hydrocarbon Interests or any interest therein or portion thereof as a result of or in connection with the execution or delivery of this Agreement or the consummation or performance of the terms, conditions and transactions contemplated by this Agreement.

“Preliminary Settlement Statement” shall be as defined in Section 3.3(a).

“Purchase Price” shall be as defined in Section 3.1.

“Purchased Corporations” shall be as defined in Section 6.12(g).

“Purchased Equity” shall mean the equity of each of SandRidge Onshore, SandRidge Offshore and SandRidge Energy Offshore.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping, or disposing.

“Representative” shall mean, with respect to a Person, such Person’s directors, managers, officers, employees, consultants, agents, financial advisors, attorneys, accountants and other representatives.

“Required Transfer Requirements” means any Transfer Requirements that (a) are not set forth on Schedule 4.2(o) and (b) are included in a Lease, the provisions of which expressly state that the failure to obtain the requisite Transfer Requirement prior to the consummation of the transactions similar to those contemplated hereby either (i) entitles the lessor of such Lease to terminate the Lease or (ii) renders the indirect transfer of such Lease null and void (or voidable, at the express option of the lessor).

“Requisite Financial Statement Information” shall be as defined in Section 6.20.

“Reserve Report” shall mean that certain reserve report attached hereto as Schedule 14.1, which sets forth the Seller’s estimate of the Acquired Companies’ oil and gas reserves as of the Effective Time.

“Retained Licenses” shall be as defined in Section 6.17(a).

“Rights-of-Way” shall mean all servitudes, easements, fee surface rights, surface leases and rights-of-way.

“Royalties” shall mean all rentals, delay rentals, shut-ins, royalties (including overriding royalties) and other payments, in each case, that are attributable to any of the Hydrocarbon Interests owned by any of the Acquired Companies except for Royalties relating to any Offshore Legacy Assets for periods prior to April 17, 2012.

“SandRidge Energy Offshore” shall mean SandRidge Energy Offshore, LLC, a Delaware limited liability company.

“SandRidge Offshore” shall mean SandRidge Offshore, LLC, a Delaware limited liability company.

“SandRidge Onshore” shall mean SandRidge Onshore, LLC, a Delaware limited liability company.

“Schedule Updates” shall be as defined in Section 6.5.

“Section 336(e) Agreement” shall be as defined in Section 6.12(h).

“Section 336(e) Election” shall be as defined in Section 6.12(h).

“Securities Act” shall mean Securities Act of 1933, as amended.

“SEI” shall be as defined in the preamble.

“Seismic License” shall mean any seismic, data and geophysical licenses and permits.

“Seller” shall be as defined in the preamble.

“Seller Assistance Period” shall be as defined in Section 6.10(a).

“Seller Consolidated Group” means any Consolidated Group of which each of (i) any Acquired Company and (ii) Seller or an Affiliate of Seller (other than the Acquired Companies), is or was a member on or prior to the Closing Date.

“Seller Consolidated Return” means any Tax Return of a Seller Consolidated Group.

“Seller Employees” shall mean the employees of Seller and/or its Affiliates listed on Schedule 14.2.

“Seller Fundamental Representations” shall mean the representations and warranties set forth in Sections 4.1(a), (b), (c)(i), (f) and (g) and Sections 4.2(a), (g) and (l).

“Seller Legacy Assets” shall mean those assets and properties described on Schedule 14.4.

“Seller Indemnified Persons” shall be as defined in Section 11.1.

“Seller Parent Financial Guarantee” shall mean those certain Third Party Indemnity Agreements heretofore executed by SEI in favor of the BOEM on behalf of the Acquired Companies.

“Seller Taxes” shall mean (a) any Taxes imposed on the Acquired Companies for any Pre-Effective Time Period and for the portion of any Straddle Period ending prior to the Effective Time (determined in accordance with Section 6.12(b)); and (b) any Taxes imposed on or with respect to any Consolidated Group of which any Acquired Company is or was a member prior to the Closing Date; provided that no such Tax will constitute a Seller Tax to the extent such Tax was included as a Current Liability in the determination of Effective Time Net Working Capital, as ultimately determined pursuant to Article 3. For purposes of determining Seller Taxes, any Tax based on or measured by income or receipts shall be deemed to be imposed with respect to the Tax period in which such income or receipts are realized, regardless of whether any privilege obtained for the payment of such Tax relates to a different Tax period.

“Seller’s Closing Certificate” shall be as defined in Section 7.2(b).

“Service Provider” or “Service Providers” shall be as defined in Section 6.18.

“SHI” shall be as defined in the preamble.

“Straddle Period” shall mean any Tax period that begins before the Effective Time and ends after the Effective Time.

“Straddle Period Tax Returns” shall be as defined in Section 6.12(a).

“Subject Facilities” shall mean the Facilities located on the following fields: (a) East Breaks 160, (b) High Island A474 and (c) South Timbalier 185.

“Subject Field” shall mean any of the fields described on Schedule 14.4.

“Subject Interests” shall mean and include all rights, titles and interests of the Acquired Companies (as of the Effective Time and as of the Closing Date) in, to or under any Hydrocarbon Interests described on Schedule 14.3.

“Subject Lease” shall mean any Lease, the production from which is attributable to a Subject Well, to the extent such Lease is not included in a Subject Unit, provided, however that “Subject Lease” shall not include any portion of such Lease that constitutes an Offshore Legacy Asset.

“Subject Unit” shall mean any Unit on which a Subject Well is located to the extent such Unit is created by virtue of any pooling, unitization, communitization, production sharing or other similar agreement or by virtue of an order or declaration by a Governmental Authority, provided, however that “Subject Unit” shall not include any portion of such Unit that constitutes an Offshore Legacy Asset.

“Subject Well” shall mean any oil and/or gas well described in Schedule 14.4, whether producing, shut in, or temporarily abandoned, provided, however that “Subject Well” shall not include any portion of such Lease that constitutes an Offshore Legacy Asset.

“Subject Well PV-10 Value” means, with respect to each Subject Well, the aggregate amount of all “PV-10” values set forth in the Reserve Report that are attributable to such Subject Well; provided, however that, in the case of any Subject Well, the “PV-10” value of which (as represented in the Reserve Report) includes the “PV-10” value associated with both Offshore Legacy Assets and Seller Legacy Assets, the “Subject Well PV-10 Value” for such Subject Well shall be proportionately reduced to exclude the portion of such “PV-10 Value” attributable to the Offshore Legacy Assets.

“Superior Turnkey Agreement” means that certain Amended and Restated Turnkey Platform Decommissioning and Well Plugging and Abandonment Contract by and between SPN Resources, LLC and Superior Energy Services, L.L.C. dated effective as of January 1, 2011.

“Tax” shall mean (a) any federal, state, local or non-U.S. income, gross receipts, payroll, employment, social security (or similar), unemployment, disability, excise, severance, production, stamp, occupation, premium, windfall profits, profits, personal property, real property, sales, license, goods and services, transfer, use, capital stock, franchise, occupation, alternative or add-on minimum tax, estimated or other tax of any kind whatsoever, including any interest, fine, penalty or addition thereto, whether disputed or not; (b) all liability for the payment of any amounts of the type described in clause (a) as the result of being a member of a Consolidated Group; and (c) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (a) or clause (b).

“Tax Proceeding” shall be as defined in Section 6.12(c).

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Terminated Licenses” shall be as defined in Section 6.17(a).

“Termination Payment” shall be as defined in Section 12.2(a).

“Third Party Claim” shall be as defined in Section 11.3(a).

“Transfer Requirement” shall mean any consent, approval, authorization or permit of, or filing with or notification to, any Person that is required to be obtained, made or complied with for or in connection with the transactions contemplated herein, other than any consent or approval of or filing with any Governmental Authority.

“Transfer Taxes” shall be as defined in Section 6.12(f).

“Transition Services Agreement” means that certain Transition Services Agreement, dated as of the Closing Date, by and between Buyer and SandRidge Operating Company, substantially in the form attached hereto as Exhibit D.

“Units” shall mean any and all rights and interests attributable or allocable to the Leases by virtue of any pooling, unitization, communitization, production sharing or similar agreement, order or declaration, in each case with regard to Hydrocarbons in place.

“WARN Act” shall mean the Workers Adjustment and Retraining Notification Act of 1989, as amended.

“Working Interest” shall mean the interest in and to a Subject Well, Subject Unit or Subject Lease that is burdened with the obligation to bear and pay costs and expenses of drilling, maintenance, development and operations on or in connection with such Subject Well, Subject Unit or Subject Lease, but without regard to the effect of any royalties, overriding royalties, production payments, net profits interests and other similar burdens upon, measured by, or payable out of production therefrom.

EXHIBIT B

EPA Execution Version

MEMBERSHIP INTERESTS ASSIGNMENT AGREEMENT

This MEMBERSHIP INTERESTS ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of [                    ] but effective as of 12:01 a.m., Houston Time, December 1, 2013 (the “Effective Time”), by and between SandRidge Energy, Inc., a Delaware corporation (“SEI”), SandRidge Holdings, Inc., a Delaware corporation (“SHI,” referred to collectively with SEI as “Assignor”), and Fieldwood Energy LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, Assignor owns all of the issued and outstanding membership interests of each of SandRidge Energy Offshore, LLC, a Delaware limited liability company, SandRidge Offshore, LLC, a Delaware limited liability company, and SandRidge Onshore, LLC, a Delaware limited liability company (collectively, the “Membership Interests”);

WHEREAS, pursuant to that certain Equity Purchase Agreement, dated as of January 6, 2014 (the “Purchase Agreement”), by and between Assignor and Assignee, Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor, the Membership Interests; and

WHEREAS, Assignor now desires to sell, assign, transfer and convey all of the Membership Interests to Assignee in accordance with the terms set forth in the Purchase Agreement and this Agreement.

NOW, THEREFORE, for and in consideration of the above stated premises, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Assignment. For value received, Assignor hereby sells, assigns, transfers and conveys to Assignee, and Assignee hereby accepts, as of the Effective Time, all of Assignor’s right, title and interest in and to the Membership Interests.

Section 2. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 3. Entire Agreement. This Agreement, together with the Purchase Agreement, supersedes any prior or contemporaneous understandings or agreements between the parties respecting the subject matter hereof and constitutes the entire understanding and agreement between the parties with respect to the assignment of the Membership Interests. In the event a conflict or inconsistency between the terms and conditions of this Agreement and the Purchase Agreement, the terms and conditions of the Purchase Agreement shall control.

Section 4. Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 5. Controlling Law; Amendment. This Agreement shall be governed by and constructed and enforced in accordance with the laws of the State of Texas without reference to its conflict or choice of law principles that would apply the substantive law of another jurisdiction. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

Section 6. Further Assurances. Assignee and Assignor agree to perform all such further acts and execute and deliver all such further agreements, instruments and other documents as the other party shall reasonably request to evidence more effectively the assignment made by Assignor under this Agreement.

Section 7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the Effective Time.

ASSIGNOR:

SANDRIDGE ENERGY, INC.

By:
Name:
Title:

SANDRIDGE HOLDINGS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO MEMBERSHIP INTERESTS ASSIGNMENT AGREEMENT

ASSIGNEE:

FIELDWOOD ENERGY LLC

By:
Name:
Title:

SIGNATURE PAGE TO MEMBERSHIP INTERESTS ASSIGNMENT AGREEMENT

EXHIBIT C-1

EPA Execution Version

CONVEYANCE OF OVERRIDING ROYALTY INTEREST

UNITED STATES OF AMERICA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
OFFSHORE [TEXAS]	§

This CONVEYANCE OF OVERRIDING ROYALTY INTEREST (this “Conveyance”), effective as of             , 2014, , at 12:01 a.m., Houston Time (the “Effective Time”), is made by [                    ], a[n] [                    ], whose address is [                    ] (“Assignor”), to SandRidge Exploration and Production, LLC, a Delaware limited liability company, whose address is 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 (“Assignee”). This Conveyance is executed and delivered in connection with and pursuant to the terms of that certain Equity Purchase Agreement between Assignor and SandRidge Holdings, Inc., an affiliate of Assignee, dated January 6, 2014 (the “Purchase Agreement”).

For and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), cash in hand and other good and valuable consideration paid to Assignor by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, TRANSFER, GRANT, ASSIGN, CONVEY and DELIVER unto Assignee an overriding royalty interest equal to two percent (2%) of 8/8ths in, to and under: (i) each of the oil and gas leases, or portions thereof, described on Exhibit A insofar and only insofar as applicable to:

(a) with respect to the leases (or portions thereof) set forth in numbers 1 and 2 on Exhibit A, the hydrocarbon-bearing intervals lying below the depths as set forth on Exhibit B for such leases and below the salt interval overhang; provided, if an initial well is drilled to a hydrocarbon bearing interval described above and such well is determined to be capable of producing hydrocarbons in commercial quantities at the time of completion, then the stratigraphic equivalent of such hydrocarbon-bearing intervals (without regard to whether lying below the salt interval overhang) encountered in any subsequent delineation wells drilled to down-dip locations from the initial well; and

(b) with respect to the lease (or portion thereof) set forth in number 3 on Exhibit A, the depths described on Exhibit B with respect thereto (such depths identified in clauses (a) and (b) above, the “Deep Rights”) (such leases, or portions thereof, as so depth limited, the “Leases,” and individually a “Lease”) and (ii) the oil, gas, condensate, other liquid or gaseous hydrocarbons (collectively, the “Hydrocarbons”) which may be produced, saved and sold from such Leases (the interest described in clauses (i) and (ii), the “Overriding Royalty Interest”).

TO HAVE AND TO HOLD the Overriding Royalty Interest onto Assignee, its successors and assigns forever, subject to all applicable laws, rules, regulations and orders of governmental authorities, the terms and provisions of the Leases as currently in effect and the terms and provisions set forth herein.

The Overriding Royalty Interest conveyed hereby is a non-operating, non-expense-bearing overriding royalty interest in the nature of an interest in real property, free of all cost, risk and expense of production and operations (including all drilling, developing and operating costs and expenses); provided that the valuation of the Hydrocarbons attributable to, the costs and deductions allowed to reduce payments attributable to, and the payment of royalties payable with respect to, the Overriding Royalty Interest shall be made in the same manner and under the same conditions as is provided in said Leases and the rules and regulations of the Bureau of Ocean Energy Management of the United States Department of Interior, or any successor agency (the “BOEM”), for the payment and delivery of royalties to the lessors under the applicable Lease. Except as expressly provided in this Conveyance, in no event shall Assignee ever be liable or responsible in any way for the payment of any costs, expenses or liabilities (a) attributable to the Leases (or any part thereof) or the Overriding Royalty Interest, or (b) incurred in connection with the production or saving of Hydrocarbons produced therefrom or otherwise related thereto.

The Overriding Royalty Interest shall be free of (and without deduction therefrom of) any and all royalties and other burdens on production and shall bear no part of the same, and shall be without deduction for the cost of gathering, storing, separating, treating, dehydrating, compressing and otherwise making the Hydrocarbons produced and saved from the Leases ready for the sale or use, except to the extent otherwise allowed by, or provided in, the rules and regulations of the BOEM. Assignor’s retained leasehold interests shall be burdened with, and Assignor shall be responsible for the timely payment of, all such royalties, overriding royalties and other burdens on production, and Assignor shall defend, indemnify and hold Assignee and its affiliates harmless from and against any loss or claim with respect to any such royalties, overriding royalties or other burdens on production or any claim by the owners or holders of such royalties, overriding royalties or other burdens on production.

Assignor warrants and defends all and singular title to the Overriding Royalty Interest attributable to the Leases described in number 3 on Exhibit A and the Hydrocarbons produced therefrom unto Assignee against every person whomsoever lawfully claiming or to claim the same by, through or under Assignor but not otherwise.

The Overriding Royalty Interest shall be applicable to any renewal or extension of any Lease; provided that no obligations, express or implied, shall arise by reason of the assignment of the Overriding Royalty Interest to obligate Assignor to maintain the Leases in effect either by payment of delay rentals, compensatory royalties or other payments, or the drilling of any wells on the lands subject to the Leases. Assignor is specifically empowered with the right and authority to release all or any part of the Leases without the necessity of Assignee’s joinder in any release; provided that the Overriding Royalty Interest shall be applicable to any substitute, replacement or new lease covering the same property, horizons and minerals taken or acquired by Assignor, its affiliates or their respective successors or assigns within two years after the date of such release.

Any assignment conveyance or other transfer of Assignor’s interests in the Leases or any part thereof shall be made and accepted expressly subject and subordinate to this Conveyance and the Overriding Royalty Interest. Assignee may freely transfer, assign or convey all or any portion of the Overriding Royalty Interest; provided that no such transfer, assignment or conveyance shall be binding on Assignor until the receipt by Assignor of proper evidence of such transfer, assignment or conveyance.

2

This Conveyance is an absolute conveyance of an interest in real and/or immovable property. The provisions of this Conveyance shall run with the land and the respective interests of Assignor and Assignee therein and shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

This Conveyance shall be governed and construed and enforced in accordance with the internal laws of the State of Texas, excluding any conflict-of-laws rule or principle that might refer the governance, construction or interpretation of this Conveyance to the law of another jurisdiction.

This Conveyance may not be modified or amended except by an instrument or instruments in writing signed by Assignor and Assignee.

Assignor will execute and deliver all such other and additional instruments, notices, releases, acquittances and other documents and will do all such other acts and things, as may be necessary to more fully assure to Assignee all of the rights and interests herein and hereby granted or intended so to be.

It is the intent of Assignor and Assignee that no provision herein violate any applicable law regarding the rule against perpetuities, the suspension of the absolute power of alienation, or other rules regarding the vesting or duration of estates, and this Conveyance shall be construed as not violating such rules to the extent the same can be so construed consistent with the intent of the parties. Notwithstanding any other provision in this Conveyance, if any right, interest or estate in property granted by this Conveyance or pursuant hereto does not vest upon the date hereof, such right, interest or estate shall vest not later than twenty-one (21) years less one (1) day after the death of the last surviving descendant of Joseph P. Kennedy, father of John F. Kennedy, former President of the United States of America, who is living on the date of execution of the Conveyance by Assignor.

This Conveyance contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties with respect to the subject matter hereof other than those set forth or referred to herein.

This Conveyance may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one conveyance. Further, the this Conveyance may be recorded in multiple jurisdictions, including the records of the Bureau of Ocean Energy Management and the parish and county records adjacent to where the Leases are situated and all such recordings of this Conveyance shall constitute but one conveyance and not multiple conveyances of separate overriding royalty interests in the Leases.

[Remainder of page intentionally blank. Signature pages follow.]

3

IN WITNESS WHEREOF, this Conveyance is executed this      day of         , 2014.

WITNESSES:	ASSIGNOR:

[ ],
a [ ]

PRINT NAME
By:
	Name:	[ ]
	Title:	[ ]

PRINT NAME

ACKNOWLEDGMENT

THE STATE OF	§
§
COUNTY OF	§

BE IT KNOWN, that on this      day of         , 2014, before me, the undersigned authority, personally came and appeared [                    ], to me personally known, who, being by me duly sworn, did say that he is the [                    ] of [                    ], a [                    ], and that the foregoing instrument was signed on behalf of said [                    ] by authority of its [                    ] and the said [                    ] acknowledged said instrument to be the free act and deed of said [                    ].

NOTARY PUBLIC in and for the aforesaid County and State

Name:
Commission Expires:

SIGNATURE AND ACKNOWLEDGMENT PAGE

TO CONVEYANCE OF OVERRIDING ROYALTY INTEREST

IN WITNESS WHEREOF, this Conveyance is executed this      day of         , 2014.

WITNESSES:	ASSIGNEE:

SANDRIDGE EXPLORATION AND PRODUCTION, LLC,
a Delaware limited liability company

PRINT NAME
By:
	Name:	[ ]
	Title:	[ ]

PRINT NAME

ACKNOWLEDGMENT

THE STATE OF	§
§
COUNTY OF	§

BE IT KNOWN, that on this      day of         , 2014, before me, the undersigned authority, personally came and appeared [                    ], to me personally known, who, being by me duly sworn, did say that he is the [                    ] of SandRidge Exploration and Production, LLC, a Delaware limited liability company, and that the foregoing instrument was signed on behalf of said limited liability company by authority of its [                    ] and the said [                    ] acknowledged said instrument to be the free act and deed of said limited liability company.

NOTARY PUBLIC in and for the aforesaid County and State

Name:
Commission Expires:

SIGNATURE AND ACKNOWLEDGMENT PAGE

TO CONVEYANCE OF OVERRIDING ROYALTY INTEREST

EXHIBIT A

Leases

1.	OCS-G 2137 and OSC-G 01608; all of South Pass Area Block 60

2.	OCS-G 1612; SW/4 and NW/4 of South Pass Area Block 67

3.	OCS-G 1614; N/2 of NW/4 of South Pass Area Block 70

EXHIBIT B

Deep Rights

Covering Deep Rights insofar and only insofar as applicable to the following aliquots in such Leases:

1.	OCS-G 2137 and OSC-G 01608; All of South Pass Area Block 60 — below 11,500’ TVD

2.	OCS-G 1612; SW/4 and NW/4 of South Pass Area Block 67 — below 11,500’ TVD

3.	OCS-G 1614; N/2 of NW/4 of South Pass Area Block 70 — below 16,209’ TVD

EXHIBITS A AND B

EXHIBIT C-2

EPA Execution Version

CONVEYANCE OF OVERRIDING ROYALTY INTEREST

UNITED STATES OF AMERICA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
OFFSHORE [TEXAS]	§

This CONVEYANCE OF OVERRIDING ROYALTY INTEREST (this “Conveyance”), effective as of             , 2014, , at 12:01 a.m., Houston Time (the “Effective Time”), is made by [                    ], a[n] [                    ], whose address is [                    ] (“Assignor”), to SandRidge Exploration and Production, LLC, a Delaware limited liability company, whose address is 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 (“Assignee”). This Conveyance is executed and delivered in connection with and pursuant to the terms of that certain Equity Purchase Agreement between Assignor and SandRidge Holdings, Inc., an affiliate of Assignee, dated January 6, 2014 (the “Purchase Agreement”).

For and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), cash in hand and other good and valuable consideration paid to Assignor by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, TRANSFER, GRANT, ASSIGN, CONVEY and DELIVER unto Assignee an overriding royalty interest equal to two percent (2%) of 8/8ths in, to and under: (i) each of the oil and gas leases described on Exhibit A insofar and only insofar as applicable to the depths described on Exhibit B (such identified depths, the “Deep Rights”) (such leases, as so depth limited, the “Leases,” and individually a “Lease”) and (ii) the oil, gas, condensate, other liquid or gaseous hydrocarbons (collectively, the “Hydrocarbons”) which may be produced, saved and sold from such Leases (the interest described in clauses (i) and (ii), the “Overriding Royalty Interest”).

TO HAVE AND TO HOLD the Overriding Royalty Interest onto Assignee, its successors and assigns forever, subject to all applicable laws, rules, regulations and orders of governmental authorities, the terms and provisions of the Leases as currently in effect and the terms and provisions set forth herein.

The Overriding Royalty Interest conveyed hereby is a non-operating, non-expense-bearing overriding royalty interest in the nature of an interest in real property, free of all cost, risk and expense of production and operations (including all drilling, developing and operating costs and expenses); provided that the valuation of the Hydrocarbons attributable to, the costs and deductions allowed to reduce payments attributable to, and the payment of royalties payable with respect to, the Overriding Royalty Interest shall be made in the same manner and under the same conditions as is provided in said Leases and the rules and regulations of the Bureau of Ocean Energy Management of the United States Department of Interior, or any successor agency (the “BOEM”), for the payment and delivery of royalties to the lessors under the applicable Lease. Except as expressly provided in this Conveyance, in no event shall Assignee ever be liable or responsible in any way for the payment of any costs, expenses or liabilities (a) attributable to the Leases (or any part thereof) or the Overriding Royalty Interest, or (b) incurred in connection with the production or saving of Hydrocarbons produced therefrom or otherwise related thereto.

The Overriding Royalty Interest shall be free of (and without deduction therefrom of) any and all royalties and other burdens on production and shall bear no part of the same, and shall be without deduction for the cost of gathering, storing, separating, treating, dehydrating, compressing and otherwise making the Hydrocarbons produced and saved from the Leases ready for the sale or use, except to the extent otherwise allowed by, or provided in, the rules and regulations of the BOEM. Assignor’s retained leasehold interests shall be burdened with, and Assignor shall be responsible for the timely payment of, all such royalties, overriding royalties and other burdens on production, and Assignor shall defend, indemnify and hold Assignee and its affiliates harmless from and against any loss or claim with respect to any such royalties, overriding royalties or other burdens on production or any claim by the owners or holders of such royalties, overriding royalties or other burdens on production.

The Overriding Royalty Interest shall be applicable to any renewal or extension of any Lease; provided that no obligations, express or implied, shall arise by reason of the assignment of the Overriding Royalty Interest to obligate Assignor to maintain the Leases in effect either by payment of delay rentals, compensatory royalties or other payments, or the drilling of any wells on the lands subject to the Leases. Assignor is specifically empowered with the right and authority to release all or any part of the Leases without the necessity of Assignee’s joinder in any release; provided that the Overriding Royalty Interest shall be applicable to any substitute, replacement or new lease covering the same property, horizons and minerals taken or acquired by Assignor, its affiliates or their respective successors or assigns within two years after the date of such release.

Any assignment conveyance or other transfer of Assignor’s interests in the Leases or any part thereof shall be made and accepted expressly subject and subordinate to this Conveyance and the Overriding Royalty Interest. Assignee may freely transfer, assign or convey all or any portion of the Overriding Royalty Interest; provided that no such transfer, assignment or conveyance shall be binding on Assignor until the receipt by Assignor of proper evidence of such transfer, assignment or conveyance.

This Conveyance is an absolute conveyance of an interest in real and/or immovable property. The provisions of this Conveyance shall run with the land and the respective interests of Assignor and Assignee therein and shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

This Conveyance shall be governed and construed and enforced in accordance with the internal laws of the State of Texas, excluding any conflict-of-laws rule or principle that might refer the governance, construction or interpretation of this Conveyance to the law of another jurisdiction.

This Conveyance may not be modified or amended except by an instrument or instruments in writing signed by Assignor and Assignee.

Assignor will execute and deliver all such other and additional instruments, notices, releases, acquittances and other documents and will do all such other acts and things, as may be necessary to more fully assure to Assignee all of the rights and interests herein and hereby granted or intended so to be.

2

It is the intent of Assignor and Assignee that no provision herein violate any applicable law regarding the rule against perpetuities, the suspension of the absolute power of alienation, or other rules regarding the vesting or duration of estates, and this Conveyance shall be construed as not violating such rules to the extent the same can be so construed consistent with the intent of the parties. Notwithstanding any other provision in this Conveyance, if any right, interest or estate in property granted by this Conveyance or pursuant hereto does not vest upon the date hereof, such right, interest or estate shall vest not later than twenty-one (21) years less one (1) day after the death of the last surviving descendant of Joseph P. Kennedy, father of John F. Kennedy, former President of the United States of America, who is living on the date of execution of the Conveyance by Assignor.

This Conveyance contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties with respect to the subject matter hereof other than those set forth or referred to herein.

This Conveyance may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one conveyance. Further, the this Conveyance may be recorded in multiple jurisdictions, including the records of the Bureau of Ocean Energy Management and the parish and county records adjacent to where the Leases are situated and all such recordings of this Conveyance shall constitute but one conveyance and not multiple conveyances of separate overriding royalty interests in the Leases.

[Remainder of page intentionally blank. Signature pages follow.]

3

IN WITNESS WHEREOF, this Conveyance is executed this      day of         , 2014.

WITNESSES:	ASSIGNOR:

[ ],
a [ ]

PRINT NAME
By:
	Name:	[ ]
	Title:	[ ]

PRINT NAME

ACKNOWLEDGMENT

THE STATE OF	§
§
COUNTY OF	§

BE IT KNOWN, that on this      day of         , 2014, before me, the undersigned authority, personally came and appeared [                    ], to me personally known, who, being by me duly sworn, did say that he is the [                    ] of [                    ], a [                    ], and that the foregoing instrument was signed on behalf of said [                    ] by authority of its [                    ] and the said [                    ] acknowledged said instrument to be the free act and deed of said [                    ].

NOTARY PUBLIC in and for the aforesaid County and State

Name:
Commission Expires:

SIGNATURE AND ACKNOWLEDGMENT PAGE

TO CONVEYANCE OF OVERRIDING ROYALTY INTEREST

IN WITNESS WHEREOF, this Conveyance is executed this      day of         , 2014.

WITNESSES:	ASSIGNEE:

SANDRIDGE EXPLORATION AND PRODUCTION, LLC,
a Delaware limited liability company

PRINT NAME
By:
	Name:	[ ]
	Title:	[ ]

PRINT NAME

ACKNOWLEDGMENT

THE STATE OF	§
§
COUNTY OF	§

BE IT KNOWN, that on this      day of         , 2014, before me, the undersigned authority, personally came and appeared [                    ], to me personally known, who, being by me duly sworn, did say that he is the [                    ] of SandRidge Exploration and Production, LLC, a Delaware limited liability company, and that the foregoing instrument was signed on behalf of said limited liability company by authority of its [                    ] and the said [                    ] acknowledged said instrument to be the free act and deed of said limited liability company.

NOTARY PUBLIC in and for the aforesaid County and State

Name:
Commission Expires:

SIGNATURE AND ACKNOWLEDGMENT PAGE

TO CONVEYANCE OF OVERRIDING ROYALTY INTEREST

EXHIBIT A

Leases

Bullwinkle Field Leases:

OCS-G 34539, Green Canyon Block 64

OCS-G 5889, Green Canyon Block 65

OCS-G 14668, Green Canyon Block 108

OCS-G 5900, Green Canyon Block 109

EXHIBIT B

Deep Rights

100 feet below the stratigraphic equivalent of the base of the Q sand as seen in the GC 109 #1 BP1 well encountered at 15,700 TVD

EXHIBITS A AND B

EXHIBIT D

EPA Execution Version

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (this “Agreement”) is entered into and made effective as of [            ], 2014 (the “Effective Date”) between SandRidge Operating Company, a Texas corporation, with an address of 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 (“Provider”), and FIELDWOOD ENERGY LLC, a Delaware limited liability company, with an address of 2000 W. Sam Houston Pkwy South, Suite 1200, Houston, Texas 77042 (“Buyer”). Provider and Buyer are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

WHEREAS, SandRidge Energy, Inc., a Delaware corporation and an Affiliate of Provider (“SEI”), and SandRidge Holdings, Inc., a Delaware corporation and an Affiliate of Provider (“SHI,” referred to collectively with SEI as “Seller”), and Buyer entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”), dated as of January 6, 2014, under which Seller agreed to sell, and Buyer agreed to purchase, Seller’s equity in the Acquired Companies (as defined below);

WHEREAS, prior to the Effective Date, Provider provided certain marketing, land administration and accounting services for the Acquired Companies; and

WHEREAS, to effect an orderly transfer of the Acquired Companies and related assets and operations from Seller to Buyer, Buyer desires that Provider provide certain Services (as hereinafter defined) to Buyer in connection with the Acquired Companies, during the period from the Effective Date until the Termination Date (as hereinafter defined) (the “Transition Period”), in accordance with the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms in this Agreement have the meanings given to them in the Equity Purchase Agreement.

2. SCOPE OF SERVICES. Effective as of Effective Date, and subject to the reasonable instruction of Buyer, Provider shall provide to Buyer the marketing, land administration and accounting services with respect to the Acquired Companies, substantially consistent with the similar services provided by Provider with respect to the Acquired Companies in the ordinary course of business immediately prior to the Effective Date. The marketing, land administration and accounting services (each as more particularly described below) shall be referred to individually as the “Service” and collectively as the “Services.”

Provider shall perform all Services under this Agreement under the reasonable instruction of Buyer’s personnel and shall be entitled to rely upon any written or oral instructions received from Buyer’s designated representatives relating to the Services. During the Transition Period, Provider shall provide sufficient personnel with appropriate background and experience as may be reasonably necessary to perform the Services in a timely manner.

The Services to be provided by Provider to Buyer hereunder are as follows:

(a) Marketing. During the Transition Period, Provider shall provide marketing, hydrocarbon control, hydrocarbon scheduling, and contract administration services as reasonably requested by Buyer necessary to sell Hydrocarbons from the Hydrocarbon Interests (collectively, the “Marketing Services”). During the period in which Provider is providing such Marketing Services, Provider shall provide Buyer with monthly summaries of the quantities of the Hydrocarbons scheduled and sold for such periods and plant statements (and corresponding hydrocarbon wells) associated with Hydrocarbon production from the Hydrocarbon Interests. Unless extended by mutual written agreement of Buyer and Provider, Buyer shall assume all Marketing Services beginning with the production month of May 2014; provided, however, that Provider shall provide such reasonable assistance as requested by Buyer after Buyer assumes the marketing functions and the costs of such further assistance incurred by Provider shall be borne solely by Buyer. All hydrocarbon nominations required for the production month for which Buyer shall assume Marketing Services shall be made by Buyer. During the Transition Period, Provider may sell Hydrocarbons from the Hydrocarbon Interests to Provider’s Affiliate marketing companies without liability to Buyer relating to or arising out of such sales, provided that the prices obtained by Provider with respect to such sales shall be equivalent to the prices that Provider or its applicable Affiliate(s) would otherwise have obtained from a third party in a substantially similar arms-length transaction. To the extent Seller or any of Seller’s Affiliates receives proceeds from the sale (from and after the Effective Time) of Hydrocarbons or any other proceeds attributable to the Acquired Companies or the Hydrocarbon Interests, Seller shall, and shall cause its Affiliates, to (i) promptly remit such proceeds to the applicable Acquired Company and (ii) account to Buyer with respect to such proceeds in order to provide Buyer with reasonable information regarding the origin thereof.

(b) Land Administration Services. During the Transition Period, Provider shall provide, under the reasonable instruction of Buyer, all lease, division order and other land administration services (collectively, the “Land Administration Services”) as follows:

(i) administering and maintaining all leases and agreements relating to the Hydrocarbon Interests;

(ii) maintaining and updating all lease, ownership, contract and property records and databases relating to the Hydrocarbon Interests;

(iii) maintaining and updating all royalty payment and division order reports and databases;

(iv) generating, verifying, processing, approving and signing (provided that Buyer and/or the applicable Acquired Company have granted Provider a special power of attorney authorizing Provider to sign on behalf of such applicable Person) all internal and external division orders and transfer orders required in the normal course of business;

(v) identifying, paying and appropriately invoicing all rentals, rights of way, shut-in payments and other payments required by the leases or other agreements relating to the Hydrocarbon Interests;

(vi) maintaining all land, contract, division of interest, lease files, and other files relating to the subject land administration functions as well as maintaining any imaging and indexing of such records in the ordinary course of business; and

(vii) performing such other reasonable and customary land administration services as Provider deems necessary to administer or maintain the leases or agreements relating to the Hydrocarbon Interests.

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(c) Accounting Services. During the Transition Period, Provider shall provide, at the reasonable instruction of Buyer, revenue and expense accounting under accounting principles generally accepted in the United States for services relating to the Hydrocarbon Interests (collectively, the “Accounting Services”) as follows:

(i) Provider shall perform all revenue accounting functions relating to the Hydrocarbon Interests, including the disbursement of revenue proceeds to all working interest, third party, royalty and overriding royalty owners as well as all rental, severance or production taxes and right of way payments and any and all leasehold, minimum or advance payments due in the normal course of business.

(ii) Provider shall comply with all state and federal regulatory reporting and filing requirements, including any reports required by the regulatory agencies (including the BOEM and/or Bureau of Safety and Environmental Enforcement).

(iii) Provider shall perform all expenditure accounting functions relating to the Hydrocarbon Interests, including the payment of all invoices and subsequent billing of same to all working interest owners.

(iv) Provider shall prepare monthly gas and oil balancing and payout statements.

(v) Provider shall provide any system support services necessary to extract electronic data of accounting, lease, division of interest and production information where currently available from Seller’s operational systems in Seller’s current format or other reasonable format as requested by Buyer.

(vi) To the extent known by Seller, Provider shall provide all information and documentation to allow Buyer to identify all known parties for which Seller is currently holding funds in suspense for the period from Effective Date to Termination Date, together with the production history attributable to such funds and such other information as reasonably necessary to allow Buyer to assume payment obligations and/or discharge its legal requirements to timely escheat such funds to any applicable governmental agencies for such funds.

(vii) Provider shall provide sufficient electronic data (to the extent such electronic data is currently available) to provide for the allocation of facility and/or field costs.

Buyer shall cooperate with Provider by disclosing to Provider Buyer’s receipt of monies and payment of invoices during the Transition Period.

3. LIMITATION ON SERVICES.

Notwithstanding anything to the contrary in this Agreement, Provider is not obligated to (a) provide any Services that Provider did not perform with respect to the Hydrocarbon Interests for the account of Seller or Provider (or for the account of any Acquired Company) immediately prior to the Effective Date or (b) perform any such Services at a higher level or quality than, or in a manner substantially different from, the manner in which Provider performed such Services for the account of Seller or Provider (or for the account of any Acquired Company) immediately prior to the Effective Date. Buyer shall have no right at any time to control or supervise Provider or its employees in their performance hereunder or as to the manner, means, or method in which the Services are performed, and Buyer shall have no authority to terminate or discipline any of Provider’s employees. The detailed manner, means and method of performing the Services shall be under the control of Provider. Notwithstanding the foregoing, Provider may, but will not be obligated to, hire any additional employees, replace any employees who quit Provider’s employment and/or retain or acquire any outside or additional assistance, equipment, computer programs, or data to enable Provider to provide the Services.

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4. COOPERATION OF BUYER; ACCESS TO BUYER’S SYSTEMS; SUFFICIENT FUNDS.

(a) In order to enable Provider to provide the Services, Buyer shall cooperate with and provide any information or services required by Provider in connection with Provider’s performance of the Services.

(b) Buyer shall provide reasonable access to Provider and its employees during the Transition Period to Buyer’s facilities and the Hydrocarbon Interests as needed to perform the Services.

(c) Notwithstanding the definition of “Services” or any other provision to the contrary set forth in this Agreement, Provider shall have no obligation to pay any amounts on Buyer’s (or any Acquired Company’s) behalf (or for Buyer’s or any Acquired Company’s account) unless and until sufficient funds covering such amounts have been made available to Provider (by Buyer).

5. TERMINATION.

(a) Termination. Unless extended by mutual agreement of Buyer and Provider, this Agreement commences on the Effective Date and shall terminate on the earlier to occur of (i) the completion of the Services for the production month of April 2014, (ii) the date on which Provider delivers written notice to Buyer of Buyer’s failure to cure, with respect to (A) any breach of Buyer of its obligation to make any payments under paragraphs 6, 7 and 8 that is not cured within five (5) days after Buyer’s receipt of written notice of such breach or (B) any breach of Buyer of any of its other material obligations hereunder that is not cured within thirty (30) days after Buyer’s receipt of a written notice of such breach (provided that such termination under this subparagraph 5(a)(ii) shall not prejudice any other rights that Provider may have at law or in equity) and (iii) June 30, 2014 (the “Termination Date”). In addition to the foregoing, the Parties understand and agree that (x) Provider shall provide the Services for the production months of March and April, 2014 and Buyer shall assume all such Services for the production month of May 2014, (y) the Accounting Services and Land Administrative Services performed by Provider shall be performed, in part, for such production months after the end of such production months, and (z) in no event shall Provider be required to perform Services beyond June 30, 2014 unless such Services are extended by mutual agreement of Buyer and Provider.

(b) Survival. Notwithstanding anything to the contrary in this Agreement, the terms of subparagraphs 5(b) and 5(c) and paragraphs 10, 12, 13, 16, 18 and 23 shall survive indefinitely the termination or expiration of this Agreement.

(c) Effect of Expiration or Termination. Upon termination or expiration of this Agreement, Buyer shall pay to Provider all monies due to Provider hereunder.

6. REIMBURSEMENT. Buyer shall reimburse Provider for all out-of-pocket costs and expenses (including overhead charges billed by third party operators, operating costs, capital expenditures, production taxes and any third party costs or expenses reasonably incurred by Provider in performing the Services) (a) associated with the Hydrocarbon Interests during the Transition Period and (b) otherwise incurred in providing the Services during the Transition Period.

7. FEES. Buyer shall, in addition to other amounts owed under this Agreement, pay Provider an amount equal to the sum of one hundred thousand dollars (U.S. $100,000) per calendar month during the Transition Period (the “Service Fee”), in exchange for the Services performed by Provider hereunder.

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8. PAYMENT PROCEDURES. All amounts owing by either Party to the other Party under this Agreement shall be paid by wire transfer of immediately available funds in U.S. dollars sent to the bank and account designated by the receiving Party within ten (10) days after receipt of a reasonably detailed invoice therefor.

9. LATE PAYMENTS. All amounts due and payable under this Agreement shall accrue simple interest from the first date on which such amounts are payable hereunder until the date the payment is received by the owed Party, at the lesser of (a) the prime rate published in the Wall Street Journal following the first Business Day of each succeeding calendar month and (b) the maximum rate of interest allowed by Law.

10. DISCLAIMER OF WARRANTIES.

(a) Notwithstanding any other terms in this Agreement, Provider, on its behalf and on behalf of its Affiliates and its and their respective directors, officers, partners, members, owners, employees, contractors or agents (collectively, “Provider Group”), makes no, and specifically disclaims any, representations and warranties, express or implied, (i) with respect to the performance of the Services, including any warranties of merchantability or fitness for a particular purpose, (ii) relating to the results to be obtained from the Services, and (iii) that the Services are error-free or non-interruptible.

(b) Provider Group shall have no liability (including any liability for the acts and omissions of any member of Provider Group) to Buyer for or in connection with any and all claims, demands, suits, causes of action, losses, damages, liabilities, obligations, costs and expenses (including attorneys’ fees and costs of litigation) (collectively, “Claims”) arising out of, resulting from or related to any of the Services performed by Provider Group or any actions taken by Buyer in respect of or in reliance on the Services, except to the extent of the gross negligence and/or willful misconduct of Provider Group in performing Provider’s obligations under this Agreement.

(c) AS BETWEEN PROVIDER AND BUYER, NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES IN TORT, CONTRACT, OR OTHERWISE UNDER, OR ON ACCOUNT OF THIS AGREEMENT OR THE PROVISION OF THE SERVICES.

11. COMPLIANCE WITH LAW AND CONTRACTS. Each Party shall comply, at its own expense, with the provisions of Law that may be applicable to its performance under this Agreement. Nothing in this Agreement shall require Provider to perform or cause to be performed any Services in a manner that would constitute a violation of any applicable Law, or constitute a breach or default under any applicable contract, indenture, or other agreement to which Provider is a party or subject or by which Provider may be bound.

12. INDEMNIFICATION. Notwithstanding any other terms in this Agreement, Buyer hereby releases Provider and any other member of Provider Group from, and shall fully protect, defend, indemnify and hold harmless Provider and any other member of Provider Group from and against, any and all Claims arising out of, resulting from or related to the Services, including any and all Claims relating to (a) injury or death of any person(s) whomsoever, (b) damages to or loss of any property or resources, (c) breach of contract or (d) common law causes of action such as negligence, strict liability, nuisance or trespass. This indemnity and defense obligation applies REGARDLESS OF FAULT and regardless of cause or of any negligent acts or omissions (including sole negligence, concurrent negligence or strict liability), breach of duty (statutory or otherwise), or other fault of any member of Provider Group, or any pre-existing defect of any materials or equipment, except to the extent of the gross negligence and/or willful misconduct of any member of Provider Group.

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13. COMPLIANCE WITH EXPRESS NEGLIGENCE RULE. ALL RELEASES, LIMITATIONS ON LIABILITY AND INDEMNITIES CONTAINED IN THIS AGREEMENT, INCLUDING THOSE IN PARAGRAPHS 10 AND 12, SHALL APPLY IN THE EVENT OF THE SOLE, JOINT AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE PARTY WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED OR INDEMNIFIED. THE PARTIES ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS “CONSPICUOUS.”

14. ASSIGNABILITY. Neither Buyer nor Provider shall assign or sublease any rights or obligations under this Agreement without the prior written consent of the non-assigning Party, except to an Affiliate of the assigning Party. This restriction shall not affect Provider’s right to engage Provider’s Affiliates and contractors and their respective employees and personnel to perform the Services.

15. FORCE MAJEURE.

(a) If any Party is rendered unable, wholly or in part, by Force Majeure (as defined in subparagraph 15(c) herein) to carry out its obligations under this Agreement, other than obligations to make money payments, that Party shall give the other Party prompt written notice of the Force Majeure with reasonably full particulars; thereupon, the obligations of the Party giving notice, so far as they are affected by Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure. The affected Party shall use all reasonable diligence to remove the Force Majeure situation as quickly as possible.

(b) The requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the Party involved, contrary to its wishes; the handling of such difficulties shall be entirely within the discretion of the Party concerned.

(c) The term “Force Majeure” as herein employed shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, epidemics, war, terrorism, blockade, public riot, lightning, fire, storm, flood, explosion, earthquake, nuclear accident, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming suspension.

16. EQUITY PURCHASE AGREEMENT. This Agreement is made in accordance with and is subject to the terms and conditions of the Equity Purchase Agreement, and the terms, covenants and conditions of the Equity Purchase Agreement are incorporated herein by reference. Notwithstanding the foregoing, if there is a conflict between the provisions of the Equity Purchase Agreement and this Agreement, the provisions of this Agreement control.

17. BUSINESS RECORDS TRANSFER AND AUDIT RIGHTS. Within forty-five (45) Business Days after the latest Termination Date, Provider shall make available to Buyer any books and records (subject to the limitations contained in this Agreement and the Equity Purchase Agreement) related to the Services provided hereunder for pickup from Provider’s offices during normal business hours. Buyer has a right for a period of one (1) year after the Termination Date (the “Audit Period”) to conduct, during normal business hours upon at least thirty (30) days’ prior notice, an audit of Provider’s records to the extent relating to the Services. Provider shall retain all its records relating to the Services

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performed hereunder for no less than one (1) year after the Termination Date, and if audit issues are timely raised during the Audit Period, Provider shall retain such records until all such issues are resolved by agreement of the Parties, or as otherwise provided by Law.

18. GOVERNING LAW.

(a) THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

(b) SUBJECT TO THE PROVISIONS OF THE EQUITY PURCHASE AGREEMENT, BUYER AND PROVIDER CONSENT TO PERSONAL JURISDICTION IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY COURT, FEDERAL OR STATE, WITHIN HARRIS COUNTY, TEXAS, HAVING SUBJECT MATTER JURISDICTION AND WITH RESPECT TO ANY SUCH CLAIM, BUYER AND PROVIDER IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM, OR ANY OBJECTION THAT BUYER OR PROVIDER MAY NOW OR HEREAFTER HAVE, THAT VENUE OR JURISDICTION IS NOT PROPER WITH RESPECT TO ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT IN HARRIS COUNTY, TEXAS, INCLUDING ANY CLAIM THAT SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND ANY CLAIM THAT BUYER OR PROVIDER IS NOT SUBJECT TO PERSONAL JURISDICTION OR SERVICE OF PROCESS IN HARRIS COUNTY, TEXAS. BUYER AND PROVIDER AGREE THAT EXCEPT WITH REGARD TO ACTIONS FOR ENFORCEMENT OF A JUDGMENT, (i) THE FEDERAL OR STATE COURTS WITHIN HARRIS COUNTY, TEXAS WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE DISPUTES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, AND (ii) NO ACTION OR PROCEEDING WILL BE FILED IN ANY OTHER COURT.

19. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, either originally or by electronic reproduction, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by and delivered to each of the Parties.

20. INDEPENDENT CONTRACTOR. In its performance of the Services, Provider shall be considered an independent contractor, and in no event shall either Party be deemed a partner, co-venturer or agent of the other Party. Except as authorized herein or in writing by Buyer from time to time, Provider is not an agent of Buyer and shall have no authority to represent Buyer as to any matters. This Agreement is a services agreement only and does not convey to Buyer any right, title or interest in or to any assets of Provider.

21. NO RESTRICTIONS. Nothing contained in this Agreement shall prevent either Buyer or Provider from engaging in any business or purchase of any property, whether or not in the vicinity of the Hydrocarbon Interests on in competition with the business of the other Party.

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22. NOTICES. All notices required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (a) delivered in person, by courier or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (b) sent by facsimile or electronic transmission (with confirmed receipt in the case of electronic transmission), in each case to the appropriate address or number as set forth below. Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that notice received by facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first Business Day following the date of such electronic receipt. Notices to Provider shall be addressed to:

SandRidge Operating Company

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

Attention: Philip T. Warman

Facsimile No.: (405) 429-5983

or at such other address or to such other facsimile or electronic transmission number and to the attention of such other Person as Provider may designate by written notice to Buyer. Notices to Buyer and the Acquired Companies shall be addressed to:

Fieldwood Energy LLC

2000 West Sam Houston Pkwy S., Suite 1200

Houston, TX 77042

Attention: John H. Smith

Facsimile No.: (713) 969-1099

or at such other address or to such other facsimile or electronic transmission number and to the attention of such other Person as Buyer may designate by written notice to Provider.

23. ENTIRE AGREEMENT. This Agreement (including the provisions of the Equity Purchase Agreement incorporated by reference herein) contains the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof.

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IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the day and year first set forth above.

PROVIDER:	BUYER:

SANDRIDGE OPERATING COMPANY	FIELDWOOD ENERGY LLC

By:	By:
Name:	Name:
Title:	Title:

SIGNATURE PAGE TO

TRANSITION AGREEMENT